UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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Expedia Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, Washington 98119

April 29, 2026
Dear Stockholder:
You are invited to attend the 2026 Annual Meeting of Stockholders of Expedia Group, Inc. (the “2026 Annual Meeting”), which will be held at 10:30 a.m. Pacific Time, on Wednesday, June 17, 2026. The 2026 Annual Meeting will again be a virtual meeting conducted solely online at www.virtualshareholdermeeting.com/EXPE2026. Details regarding how to participate in the 2026 Annual Meeting and the business to be conducted are described in the accompanying Notice of 2026 Annual Meeting and Proxy Statement.
Your vote is very important. Whether or not you plan to participate in the 2026 Annual Meeting online, please take the time to vote. The accompanying Notice of 2026 Annual Meeting and Proxy Statement explain more about voting, and I encourage you to read them carefully.
Thank you for your ongoing support of Expedia Group.
Sincerely,

Ariane Gorin
Chief Executive Officer

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2026 Annual Meeting Details
June 17, 2026
10:30 a.m.
Pacific Time
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This Proxy Statement and the 2025 Annual Report are available at:
www.proxyvote.com
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Expedia Group, Inc. 1111 Expedia Group Way W.
Seattle, Washington 98119

Notice of 2026 Annual Meeting of Stockholders

The 2026 Annual Meeting of Stockholders (the "2026 Annual Meeting") of Expedia Group, Inc. ("Expedia Group") will be held at 10:30 a.m. Pacific Time on June 17, 2026. There will be no physical meeting location for stockholders to attend. Stockholders may participate only by logging in at www.virtualshareholdermeeting.com/EXPE2026, whereupon you will be asked to enter your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
Items of business at the 2026 Annual Meeting will be:

1
To elect the 11 directors named in this proxy statement, each to hold office for a term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors);

2	To approve, on an advisory basis, the compensation of Expedia Group’s named executive officers for fiscal year 2025;

3	To ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal year 2026; and

4	To transact such other business as may properly come before the 2026 Annual Meeting and any adjournments or postponements thereof.

Voting. Only holders of record of outstanding shares of Expedia Group common stock and Class B common stock at the close of business on April 20, 2026 are entitled to notice of and to vote at the 2026 Annual Meeting and any adjournments or postponements thereof. Whether or not you plan to attend the 2026 Annual Meeting, please consider voting before the meeting at www.proxyvote.com, by calling 1-800-690-6903 or by completing, signing, dating and returning the proxy card. Returning the proxy card does not deprive you of your right to attend and to vote your shares during the 2026 Annual Meeting.

Proxy Materials. We are furnishing proxy materials to our stockholders primarily via the internet instead of distributing printed copies of those materials to each stockholder. By doing so, we believe we can provide our stockholders with the information they need in a more timely manner than if we had elected to distribute printed materials, while reducing the environmental impact of (and lowering the costs associated with) the distribution of our proxy materials. On or about April 29, 2026, we distributed a Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at the 2026 Annual Meeting and also provided access to our proxy materials over the internet.
By order of the Board of Directors,
Robert Dzielak | Chief Legal & People Officer, and Secretary
Seattle, Washington
April 29, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 17, 2026

The Notice of Annual Meeting, this Proxy Statement and the 2025 Annual Report to Stockholders are available at
www.proxyvote.com.

Procedural Matters
This proxy statement is being furnished to holders of common stock and Class B common stock of Expedia Group, Inc., a Delaware corporation (“Expedia Group”, the “Company”, "we”, "us”, "our”), in connection with the solicitation of proxies by Expedia Group’s Board of Directors (the “Board” or the “Board of Directors”) for use at its 2026 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “2026 Annual Meeting”).
Expedia Group’s principal offices are located at 1111 Expedia Group Way W., Seattle, Washington 98119. This proxy statement and accompanying materials are being made available to Expedia Group stockholders beginning on or about April 29, 2026.
2026 Annual Meeting Information
•Date and Time. The 2026 Annual Meeting will be held on June 17, 2026 beginning at 10:30 a.m. Pacific Time. It will be a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/EXPE2026, and there will be no physical meeting location.
•Access to the Audio Webcast of the 2026 Annual Meeting and Log in Instructions. Online access to the audio webcast will open approximately 30 minutes before the start of the 2026 Annual Meeting to allow time for you to log in and test your computer audio system. To attend the 2026 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2026. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. We encourage you to access the meeting before the start time. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting platform's login page.
•Submitting Questions at the 2026 Annual Meeting. Once online access to the 2026 Annual Meeting is open, stockholders may submit questions, if any, at www.virtualshareholdermeeting.com/EXPE2026. You will need your unique control number included on your proxy card (printed in the box) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and in accordance with our meeting procedures.
•Voting Your Shares at the 2026 Annual Meeting. Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2026 Annual Meeting even if you have previously submitted your vote via proxy. For instructions on how to do so, see the section below titled “Voting Your Shares—Voting at the 2026 Annual Meeting.”
2026 Annual Meeting Agenda and Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference (for more detail)

Election of 11 Directors	FOR EACH DIRECTOR NOMINEE	14
Advisory vote on Expedia Group's named executive officer compensation	FOR	27
Ratification of appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2026	FOR	28
Record Date
The Board of Directors established the close of business on April 20, 2026 as the record date (the "Record Date") for purposes of determining the holders of Expedia Group common stock and Class B common stock entitled to notice of and to vote at the 2026 Annual Meeting. On the Record Date, 114,498,625 shares of common stock and 5,523,452 shares of Class B common stock were outstanding and entitled to vote at the 2026 Annual Meeting.

2026 Proxy Statement	1	Expedia Group

Procedural Matters	Table of Contents
Quorum
Transaction of business at the 2026 Annual Meeting may occur if a quorum is present. The presence at the 2026 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock and Class B common stock, voting together as a single class, constitutes a quorum in respect of matters on which holders of Expedia Group common stock and Expedia Group Class B common stock vote together as a single class. In the election of the three directors whom the holders of Expedia Group common stock are entitled to elect voting as a separate class, the presence at the 2026 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock constitutes a quorum. If a quorum is not present for a particular matter, it is expected that the 2026 Annual Meeting will be adjourned or postponed with respect to such matter in order to provide additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the 2026 Annual Meeting, all previously submitted proxies will be voted in the same manner as such proxies would have been voted at the original convening of the 2026 Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
Stockholders who have not already voted by proxy and participate in the 2026 Annual Meeting online at www.virtualshareholdermeeting.com/EXPE2026 will be considered to be attending the meeting in person for purposes of determining whether a quorum has been met. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Expedia Group common stock and Class B common stock outstanding on the Record Date and represented by a properly executed proxy will be treated as present and entitled to vote at the 2026 Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes are counted for purposes of determining a quorum.
Voting Rights
Expedia Group stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the Record Date, voting together as a single voting class, in:
•the election of eight of the 11 director nominees,
•the advisory vote on Expedia Group's named executive officer compensation, and
•the ratification of the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2026.
Expedia Group stockholders are entitled to one vote for each share of common stock held as of the Record Date in the election of the three director nominees whom the holders of Expedia Group common stock are entitled to elect as a separate class pursuant to the Company’s amended and restated certificate of incorporation. There is no cumulative voting.
Solicitation of Proxies
Expedia Group will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company, without additional compensation, may solicit proxies from stockholders by telephone, by electronic means, by letter, by facsimile, in person or otherwise. Following the initial distribution of the Notice of Annual Meeting of Stockholders and related proxy materials, Expedia Group will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Expedia Group common stock and to request authority for the exercise of proxies. In such cases, Expedia Group, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.
Expedia Group has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, trusts, banks and other stockholder nominees and to assist in the solicitation of proxies from Expedia Group stockholders. The fee for such firm’s services is estimated not to exceed $16,000, plus reimbursement for reasonable out-of-pocket costs and expenses.

Expedia Group	2	2026 Proxy Statement

Table of Contents	Procedural Matters
Voting Your Shares
Voting by Proxy Without Attending the 2026 Annual Meeting
You may direct how your shares are voted by proxy without attending the 2026 Annual Meeting. The manner in which your shares may be voted by proxy depends on the manner in which you hold your shares, as described below:
•Registered stockholder: your shares are represented by certificates or book entries in your name on the records of the Company’s stock transfer agent;
•401(k) plan participant: your shares are held in the Company’s 401(k) plan for employees; or
•Beneficial stockholder: you hold your shares “in street name” through a broker, trust, bank or other nominee.
You may vote your shares by proxy in any of the following three ways:
•Using the Internet. Registered stockholders and 401(k) plan participants may vote using the internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Online proxy voting via the internet is available 24 hours a day and will close 11:59 p.m. Eastern Time, on June 16, 2026 for shares held in the Company's 401(k) plan and for shares held directly.
•By Telephone. Registered stockholders and 401(k) plan participants may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Telephone proxy voting is available 24 hours a day and will close 11:59 p.m. Eastern Time on June 16, 2026 for shares held in the Company's 401(k) plan and for shares held directly.
•By Mail. Registered stockholders and participants in the Company's 401(k) plan who received printed materials may submit proxies by mail by marking, signing and dating the printed proxy cards included with your proxy materials and mailing them in the accompanying pre-addressed envelopes. Beneficial owners who received printed materials may vote by marking, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.
All proxies properly submitted and not revoked will be voted at the 2026 Annual Meeting in accordance with the instructions indicated thereon. If you are a stockholder of record and submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each of the proposals described in this proxy statement.
If you hold Expedia Group shares in the Company’s 401(k) plan, you must provide the plan trustee with instructions in order to vote these shares. The trustee of the Company’s 401(k) plan for employees, Fidelity Management Trust Company, will vote Expedia Group common stock credited to employee accounts in accordance with such employee’s voting instructions. The trustee will vote the 401(k) plan shares for which voting instructions are not received in the same proportion as the shares for which voting instructions are received.
Expedia Group is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the corresponding stockholder (Delaware General Corporation Law section 212(c)). The electronic voting procedures provided for the 2026 Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

2026 Proxy Statement	3	Expedia Group

Procedural Matters	Table of Contents
Voting at the 2026 Annual Meeting
Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2026 Annual Meeting even if you have previously submitted your vote by proxy. If you attend the Annual Meeting online and wish to vote in person, you can request any previously submitted proxy not be used. To vote at the 2026 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2026. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by that broker, trustee or nominee.
Because shares held by participants in the Company’s 401(k) plan may be voted only by the trustee, these shares may not be voted during the 2026 Annual Meeting. Such plan participants are nevertheless invited to attend the 2026 Annual Meeting and submit questions.
Votes Required and Voting Impact of Abstentions and Broker Non-Votes
Votes Required. Directors are elected by a plurality of votes cast. All other proposals for consideration at the 2026 Annual Meeting require the affirmative vote of a majority of the voting power represented by the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote on the matter for approval, voting together as a single class. With respect to the election of directors, you may vote in favor of all of the nominees, withhold authority to vote for all of the nominees, or withhold authority to vote for any one or more of the nominees for whom you are entitled to vote. Because directors are elected by a plurality, withholding authority to vote with respect to one or more nominees will have no effect on the election of those nominees.
Abstentions. Abstentions are treated as shares entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present and entitled to vote at the 2026 Annual Meeting (i.e., the advisory proposal regarding Expedia Group's executive compensation and the proposal regarding ratification of the independent registered public accounting firm), and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (i.e., the election of directors).
Broker non-votes. If you hold your shares in street name and want your shares to be voted on all matters at the 2026 Annual Meeting, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, Nasdaq rules do not permit brokers and banks to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors and the advisory proposal regarding Expedia Group's executive compensation (resulting in a “broker non-vote”). Broker non-votes will have no effect on the outcome of any of the proposals to be voted on by stockholders at the 2026 Annual Meeting. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered:
•Non-Routine Items. The election of directors and the advisory proposal regarding Expedia Group's executive compensation are non-routine items and may NOT be voted on by your broker, bank or other nominee absent your specific voting instructions. Although broker non-votes will be tabulated in respect of each of these items, any broker non-vote will have no impact on the outcome as such broker, bank or other nominee is not considered entitled to vote.
•Routine Item. The ratification of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2026 is a routine item. Generally, brokers, banks and other nominees that do not receive voting instructions may vote on this proposal in their discretion, and therefore, broker non-votes are not expected for this matter.
Revocation of Proxies
If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the 2026 Annual Meeting by (i) delivering written notice, bearing a date later than your proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet before the vote at the 2026 Annual Meeting, or (iii) attending the 2026 Annual Meeting and resubmitting your vote. Registered stockholders may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet.

Expedia Group	4	2026 Proxy Statement

Table of Contents	Procedural Matters
Other Business
The Board of Directors does not intend to bring any business before the 2026 Annual Meeting other than the proposals discussed in this proxy statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the 2026 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the 2026 Annual Meeting, the persons designated as proxies will vote on them according to their best judgment.
Your vote is very important. Whether or not you plan to attend the 2026 Annual Meeting, please take the time to vote via the internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the 2026 Annual Meeting.

2026 Proxy Statement	5	Expedia Group

Corporate Governance and Board of Directors
Board of Directors
Board Composition
The Company's business and affairs are overseen by our Board of Directors, which is currently composed of 11 members. There are currently two management representatives on the Board, and seven of the nine remaining directors are independent. The Board has standing Audit, Compensation, and Nominating Committees, each solely composed of independent directors, as well as an Executive Committee.
2025 Board Meetings. During 2025, the Board of Directors met four times, and acted by unanimous written consent twice. Each of our current directors, except for Mr. Wang, attended at least 75% of the aggregate number of meetings of the Board and its committees on which the director served. The Company encourages all directors to attend the annual meeting of stockholders, and all but one of the directors who was a member of the Board in June 2025 attended the 2025 annual meeting of stockholders, which was held virtually.
Director Independence. The Board of Directors has determined that seven of the Board’s current 11 directors are “independent directors” as defined under the Marketplace Rules of The Nasdaq Stock Market (the "Marketplace Rules") and that the members of the Audit and Compensation Committees have also satisfied the separate independence requirements applicable to audit committee and compensation committee members under SEC rules and Marketplace Rules. The independent directors are Beverly Anderson, M. Moina Banerjee, Chelsea Clinton, Henrique Dubugras, Craig Jacobson, Patricia Menendez Cambo, and Alexandr Wang. In making its independence determinations, the Board considered applicable legal standards and any relevant transactions, relationships or arrangements, including Ms. Clinton’s service as a member of the board of directors of IAC Inc. (formerly named IAC/InterActiveCorp, and hereinafter, "IAC").
Board Leadership Structure. Our independent directors meet in regularly scheduled sessions, typically after each Board meeting. We do not have a lead independent director or any other formally appointed leader for these independent sessions. The independent membership of our Audit, Compensation and Nominating Committees ensures that only directors without ties to Company management are charged with oversight of financial reporting and executive compensation related decisions made by Company management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chair of each respective committee (as and if applicable) provides the full Board with an update of all significant matters discussed, reviewed, considered and approved by the committee since the last regularly scheduled Board meeting.
Mr. Diller serves as the Chairman and Senior Executive of the Company, and Ms. Gorin serves as the Chief Executive Officer of the Company. This leadership structure provides the Company with the benefit of Mr. Diller’s continued oversight of the Company’s strategic goals and vision, coupled with the benefit of a separate full-time Chief Executive Officer dedicated to focusing on day-to-day management, as well as the Company’s strategic goals and vision. The Company believes that this is the most appropriate leadership structure for the Company and its stockholders at this time.

Expedia Group	6	2026 Proxy Statement

Table of Contents	Corporate Governance and Board of Directors
Risk Oversight
Board’s Role in Risk Oversight
As part of its general oversight duties, the Board of Directors oversees the Company’s risk management. Between quarterly meetings, the Chief Financial Officer and Chief Legal Officer meet regularly with the Executive Committee, and the members of the Executive Committee are informed of any immediate risks at such meetings.
The Audit Committee is responsible for discussing with management the Company’s major financial risks and the steps management has taken to monitor and control such risks, including the Company’s risk assessment and management policies, its foreign exchange risk management policy, and its investment management policy. In fulfilling these oversight responsibilities, the Audit Committee receives regular reports from the Chief Financial Officer, Chief Legal Officer, Head of Internal Audit, Chief Accounting Officer and Treasurer. The Head of Internal Audit reports directly to the Audit Committee and provides quarterly (or more frequent) reports on the results of internal audits and investigations and the Audit Committee reviews and approves the annual internal audit plan.
The Board of Directors recognizes that safeguarding the Company’s data, information systems, and technology assets is critical to maintaining the trust and confidence of the Company’s travelers, business partners and employees, and the Board, in coordination with the Audit Committee, actively exercises oversight of the Company’s technological infrastructure, information security and its cybersecurity, which are key components of the Company’s risk management program. The Audit Committee regularly receives presentations and reports from both Company management and third parties, as appropriate, that address a wide range of topics related to cybersecurity risks and the Company’s CISO and/or the Company’s CTO regularly meet with the Audit Committee (and, where appropriate, the full Board) to discuss technology, information security and cybersecurity programs and related priorities and controls and provide reports to the Audit Committee and the Board at least annually regarding information security matters. For more information about the Company's cybersecurity risk management program, please see the disclosures under the heading "Cybersecurity" in Part I, Item 1C of the Company's Annual Report on Form 10-K for the year ended December 31, 2025.
The Compensation Committee annually reviews the potential risk to the Company from its compensation programs and policies, including any incentive plans, and assesses whether such programs and policies incentivize unnecessary or excessive risk taking. The Chair of the Audit Committee and the Chair of the Compensation Committee each make regular reports to the full Board.
Management's Role in Risk Oversight
The Company's management is responsible for day-to-day risk management and has developed and implemented policies and guidelines to identify, assess and manage significant risks facing the Company. In this context, management conducts an annual risk assessment on a Company-wide basis, to assess strategic, financial, operational, information security and regulatory risks. The Company also conducts additional, targeted assessments to review specific areas of risk, including information technology and cybersecurity, climate change and compensation related risks. The results of these assessments are first reviewed by the Company's senior management, after which they are discussed with the Board or appropriate Board committee as described above. The Chairman/Senior Executive, Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer also attend quarterly Board meetings and discuss operational risks with the Board, and management provides quarterly reports and presentations on strategic risks to the Board.

2026 Proxy Statement	7	Expedia Group

Corporate Governance and Board of Directors	Table of Contents
Board Committees
The Audit, Compensation, and Nominating Committees operate under written charters adopted by the Board of Directors. These charters are available on the “Corporate Governance” page of the “Investors” section of the Company’s corporate website at www.expediagroup.com. The following table sets forth the members of each standing committee.

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating Committee

Beverly Anderson(1)		■
M. Moina Banerjee(1)	£
Chelsea Clinton(1)		£		■
Barry Diller			■
Henrique Dubugras(1)
Ariane Gorin			■
Craig Jacobson(1)	■	■		£
Dara Khosrowshahi
Patricia Menendez Cambo(1)	■
Alex von Furstenberg
Alexandr Wang(1)

■	Member	£	Chair
(1)Independent director.
Audit Committee. The Audit Committee of the Board of Directors is currently composed of three directors: Ms. Banerjee, who chairs the committee, Ms. Menendez Cambo, and Mr. Jacobson.
The Board has determined that (i) each of the directors serving on our Audit Committee is independent within the meaning of the SEC rules and Marketplace Rules and is able to read and understand fundamental financial statements as required by Marketplace Rules, and (ii) Ms. Banerjee is an “audit committee financial expert,” as defined under the SEC rules.
The Audit Committee operates pursuant to a written charter adopted by the Board, pursuant to which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in the Charter, including monitoring: (1) the integrity of the Company’s financial reporting process, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and the independent registered public accounting firm, (4) the Company’s compliance with legal and regulatory requirements, and (5) the Company's significant enterprise risks, including financial, product security and cybersecurity risk exposures and actions that Company management has undertaken to identify, assess, monitor, manage, mitigate and report on such risks.
The Audit Committee met eight times in 2025. The formal report of the Audit Committee with respect to the year ended December 31, 2025 is set forth below under the heading “Audit Committee Report”.

Expedia Group	8	2026 Proxy Statement

Table of Contents	Corporate Governance and Board of Directors
Compensation Committee. The Compensation Committee of the Board of Directors is currently composed of three directors: Ms. Clinton, who is Chair, Mr. Jacobson, and Ms. Anderson. In 2025, the Compensation Committee met four times and acted by unanimous written consent four times.
The Board has determined that each Compensation Committee member (i) satisfies the independence requirements applicable under SEC and Marketplace Rules; and (ii) has never been an employee of Expedia Group.
The Compensation Committee operates pursuant to a written charter adopted by the Board and is responsible for, among other matters, (1) administering and overseeing the Company’s executive compensation program, including salary matters, bonus plans and stock compensation plans, (2) approving grants of equity awards, (3) oversight of the Company’s succession plans relating to members of the Company’s senior management team other than the Chief Executive Officer, (4) oversight and administration of compensation-related policies applicable to the Company’s senior management, (5) oversight and guidance on the Company’s strategic inclusion and diversity initiatives and establishing the Company’s general compensation philosophy and oversight of compensation and benefits programs, and (6) reviewing from time to time and making recommendations to the Board with respect to the compensation and benefits of directors, including under any incentive compensation plans and equity-based compensation plans. Please see the section below titled “Compensation Discussion and Analysis” for more information about the Company’s compensation-setting process and its other executive compensation practices and policies, including its compensation risk oversight.
Compensation Consultant Independence. During 2025, the Compensation Committee retained the compensation consulting firm, Compensia, Inc. (“Compensia”), as its independent consultant to conduct a review of the Company’s compensation peer groups, and to compile data from proxy statements and other SEC filings of peer companies regarding compensation for certain executive officer positions. Additionally, and at the Compensation Committee's direction, Compensia rendered advice in connection with 2025 equity award grants to certain executive officers, among other matters, as further detailed below in the section entitled, "Compensation Discussion and Analysis - Role of Compensation Consultant." The Compensation Committee considered various factors bearing upon Compensia’s independence including, but not limited to, the fees received by Compensia from the Company as a percentage of Compensia’s total revenue; Compensia’s policies and procedures designed to prevent conflicts of interest; and any business or personal relationships that could impinge on Compensia’s independence. Upon completion of its review, the Compensation Committee determined that Compensia was independent and that its engagement did not present any conflicts of interest.
Nominating Committee. The Nominating Committee of the Board of Directors is currently composed of two directors: Mr. Jacobson, who is Chair, and Ms. Clinton. The Board has determined that each member of the Nominating Committee is independent under Marketplace Rules. The Nominating Committee functions pursuant to a written charter adopted by the Board of Directors. The Nominating Committee is appointed by the Board to assist the Board by (i) identifying, reviewing and evaluating individuals qualified to become Board members and (ii) recommending director nominees for the next annual meeting of stockholders and nominees to fill vacancies on the Board as necessary. In 2025, the Nominating Committee met once.
Executive Committee. The Executive Committee has all the power and authority of the Board of Directors, except those powers specifically reserved to the Board by Delaware law, and is currently composed of two directors: Mr. Diller and Ms. Gorin. In 2025, the Executive Committee acted by unanimous written consent six times.

2026 Proxy Statement	9	Expedia Group

Corporate Governance and Board of Directors	Table of Contents
Director Selection and Qualifications
The Nominating Committee identifies, reviews and evaluates individuals qualified to become Board members and recommends candidates for nomination and election to the Board. The Nominating Committee may use any methods it deems appropriate to identify candidates for Board membership, including recommendations from other Board members, from management and from stockholders. The Nominating Committee may also engage outside search firms, consultants and other advisers, at the Company’s expense, to identify, screen and/or evaluate suitable candidates.
The Board and the Nominating Committee do not have specific requirements for eligibility to serve as a director of Expedia Group. However, in evaluating candidates, regardless of how recommended, the Nominating Committee considers the following criteria as well as any other factor they deem relevant:
•whether the professional and personal ethics and values of the candidate are consistent with those of Expedia Group;
•whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Expedia Group, including in providing a mix of directors that represent a diversity of experiences, characteristics, attributes, skills and backgrounds; and
•whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable.
The Nominating Committee directs any search firm it engages to include qualified women and minority candidates with a diversity of race/ethnicity and gender in the initial pool presented to the Nominating Committee for consideration. The Nominating Committee also considers whether a candidate is willing and able to devote the necessary time and energy to the work of the Board, and is prepared and qualified to represent the best interests of Expedia Group’s stockholders.
Stockholder Recommendations. The Nominating Committee uses the same process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources. Stockholders who wish to make such a recommendation should send the recommendation to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the individual making the recommendation as a stockholder and provide evidence of such stock ownership, and provide a brief summary of the candidate’s qualifications and experience under the criteria noted above, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a qualified director nominee as described above, the recommendation will be shared with the entire Board.
Stockholder Nominations. Expedia Group’s Amended and Restated By-laws also permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, and in order for any such nomination to be included in the company’s proxy card (the “universal proxy” as contemplated pursuant to Rule 14a-19 under the Exchange Act), the stockholder must satisfy the requirements set forth in our By-laws and in Rule 14a-19 under the Exchange Act. In addition, the stockholder must give timely notice to the Corporate Secretary in accordance with the advance notice procedure set forth in our By-laws.
Communications with the Board
Expedia Group stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).

Expedia Group	10	2026 Proxy Statement

Table of Contents	Corporate Governance and Board of Directors
Compensation of Non-Employee Directors
The Board of Directors, based on recommendations from the Compensation Committee, has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide the competitive compensation necessary to attract and retain high quality non-employee directors, and to encourage ownership of Company stock to further align directors’ interests with those of our stockholders.
Expedia Group employees do not receive compensation for serving as a Board member. Each non-employee director of Expedia Group who served on the Board during 2025 was entitled to receive the following compensation:
•an annual retainer of $45,000, paid in equal quarterly installments;
•a grant of RSUs with a value of $250,000 (based on the closing price of Expedia Group’s common stock on the Nasdaq Stock Market on the day before the grant), upon such director’s initial election to office or at the time such director first became eligible to receive compensation for service as a director, and annually thereafter on June 1, with such RSUs to vest in three equal installments commencing on the first anniversary of the grant date. In the event of a change in control as defined in the Sixth Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan (the “Expedia Group 2005 Plan”), the RSUs shall vest automatically in full as set forth in the “Form of Expedia Group, Inc. 2020 Restricted Stock Unit Agreement (Directors)” included as an exhibit to the Company's most recent Annual Report on Form 10-K.
•an annual retainer of $20,000 for each member of the Audit Committee (including the Chair), $15,000 for each member of the Compensation Committee (including the Chair) and $17,500 for each member of the Nominating Committee (including the Chair); and
•a supplemental annual retainer of $15,000 for the Chair of the Audit Committee and $15,000 for the Chair of the Compensation Committee.
Expedia Group reimburses directors for all reasonable expenses incurred to attend Board and committee meetings.
Director Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines applicable to its members, designed to further align the interests of the directors with the interests of the Company's stockholders. The director stock ownership guidelines apply to "Covered Directors": all directors except those who are subject to the Company’s Executive Stock Ownership Guidelines.
Covered Directors are encouraged during their tenure to hold a number of shares of Expedia Group common stock, the aggregate value of which is equal to (or greater than) five times the annual cash retainer amount (currently $45,000, with the current holding requirement thereby equal to $225,000). Covered Directors have five years to satisfy the holding requirement. If the annual cash retainer is increased during a Covered Director’s service, the Covered Director shall have five years from the date of the increase in the annual cash retainer to acquire the additional stock. Based on the closing price of the Company’s common stock on April 20, 2026, each Covered Director held shares of Expedia Group common stock with a value greater than $225,000.
Non-Employee Director Deferred Compensation Plan
Under the Company's Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their cash directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied toward the purchase of share units, representing the number of shares of Expedia Group common stock that could have been purchased on the date such fees would otherwise be payable, or (ii) credited to a cash fund. If any dividends are paid on Expedia Group common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of the Company, a director will receive (1) with respect to share units, such number of shares of Expedia Group common stock as the share units represent, and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election. Mr. Khosrowshahi and Ms. Menendez Cambo elected to defer 100% of their 2025 director fees toward share units, and Ms. Clinton elected to defer 50% of her 2025 director fees toward share units.

2026 Proxy Statement	11	Expedia Group

Corporate Governance and Board of Directors	Table of Contents
Hedging Policy
Expedia Group’s Securities Trading Policy prohibits directors from engaging in short sales with respect to the Company’s securities or the purchase, sale or issuance of options or rights relating to the Company’s securities. This prohibition extends to various forms of hedging or monetization transactions.
2025 Director Compensation
As employee directors, Mr. Diller and Ms. Gorin did not receive compensation for their service as directors during 2025.
The following table provides summary information regarding the compensation received by our non-employee directors for their Board service during 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Beverly Anderson(4)	60,000	249,958	—	309,958
M. Moina Banerjee(5)	80,000	249,958	—	329,958
Chelsea Clinton(6)(*)(†)	92,500	249,958	—	342,458
Henrique Dubugras	45,000	249,958	—	294,958
Craig Jacobson(7)	97,500	249,958	—	347,458
Dara Khosrowshahi(*)(†)	45,000	249,958	—	294,958
Patricia Menendez Cambo(8)(*)(†)	65,000	249,958	—	314,958
Alex von Furstenberg(†)	45,000	249,958	—	294,958
Alexandr Wang	45,000	249,958	—	294,958
(1)This column reports the amount of cash compensation earned in 2025 for Board and committee service, including amounts deferred at the director’s election.
(2)Reflects aggregate grant date fair value of awards granted in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of RSUs valued using the closing price of Expedia Group common stock on the Nasdaq Stock Market on the trading day immediately preceding the grant date.
(3)Non-employee directors who served on the Board through December 31, 2025 had the following outstanding RSU awards as of such date: Ms. Anderson, 3,847 RSUs; Ms. Banerjee, 3,847 RSUs; Ms. Clinton, 3,847 RSUs; Mr. Dubugras, 3,847 RSUs; Mr. Jacobson, 3,847 RSUs; Mr. Khosrowshahi, 3,847 RSUs; Ms. Menendez Cambo, 3,847 RSUs; Mr. von Furstenberg, 3,847 RSUs; and Mr. Wang, 3,847 RSUs.
(4)Ms. Anderson was a member of the Compensation Committee during 2025.
(5)Ms. Banerjee was Chair of the Audit Committee during 2025.
(6)Ms. Clinton was Chair of the Compensation Committee and a member of the Nominating Committee during 2025.
(7)Mr. Jacobson was Chair of the Nominating Committee and a member of the Audit Committee and Compensation Committee during 2025.
(8)Ms. Menendez Cambo was a member of the Audit Committee during 2025.
(*)     Mr. Khosrowshahi and Ms. Menendez Cambo elected to defer 100% of their 2025 director fees toward share units and Ms. Clinton elected to defer 50% of her 2025 director fees toward share units pursuant to the Director Deferred Compensation Plan.
(†)     Based on 2025 and prior year deferrals, at December 31, 2025, our non-employee directors had the following deferred share unit balances: Ms. Clinton held 2,786.27 share units; Mr. Khosrowshahi held 2,011.07 share units; Ms. Menendez Cambo held 1,834.95 share units; and Mr. von Furstenberg held 1,556.38 share units.

Expedia Group	12	2026 Proxy Statement

Table of Contents	Corporate Governance and Board of Directors
Compensation Committee Interlocks and Insider Participation
In 2025, the Board of Directors had a Compensation Committee composed of Ms. Anderson, Ms. Clinton, and Mr. Jacobson. During the year ended December 31, 2025, none of Ms. Anderson, Ms. Clinton, or Mr. Jacobson was an officer or employee of Expedia Group, formerly an officer of Expedia Group, or an executive officer of an entity for which an executive officer of Expedia Group served as a member of the Compensation Committee or as a director.
Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, Expedia Group officers and directors and persons who beneficially own more than 10% of a registered class of Expedia Group’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Based solely on a review of the reports filed for fiscal year 2025 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis.
Responsible Business and Travel — Our Journey for Good
At Expedia Group, we believe travel can be a catalyst for positive change for our travelers, partners, communities, employees, and the planet. Our Global Impact and Sustainability Strategy leverages our platform, technology, and partnerships to deliver on our mission of protecting the people and places that make travel possible. We are advancing a travel ecosystem that strengthens the communities we rely on while protecting the places we love to explore. To amplify this, we have identified the following three priorities:
•Environment — Protecting the Planet We Explore: Promote more sustainable travel by aligning our business with a Net Zero future, enabling travelers to act more responsibly, and encouraging partners to offer more sustainable travel options.
•Social — Strengthening the Communities We Visit: Deliver positive impact for destination communities where we live, work, and operate through long-term partnerships, philanthropy, and programs that foster responsible stewardship of tourism.
•Governance — Guiding How We Do Business Responsibly: Scale our business responsibly so that the people and places of every journey remain vibrant and resilient for generations to come.
Human Capital Management
At Expedia Group, our mission is to power global travel for everyone, everywhere. We believe travel is a force for good, and we are committed to making it more accessible and enjoyable for everyone. As of December 31, 2025, we have a team of approximately 16,000 employees across nearly 50 countries focused on using our extensive data and technology to create amazing travel experiences. As of December 31, 2025, approximately one half of our people work in technology roles.
We aim to go above and beyond to take care of our people – by providing opportunities for them to grow and develop, benefits that fuel their passion for travel and resources that foster their well-being. While competition for talent is fierce, particularly in the United States and in Seattle where our headquarters are located, we believe we offer something different: an opportunity to strengthen connections, broaden horizons and bridge divides through travel. We know the power of travel and understand the amazing things we can achieve by making it more accessible to everyone. And we are focused on attracting and retaining the best and brightest people to help us do that. To that end, we offer competitive compensation, talent development and training opportunities and differentiated benefits, including healthcare and retirement programs, expanded telehealth options, a wellness and travel allowance, an employee assistance program, financial education tools, a global resource for parental leaves and family building advice, an employee stock purchase program, time-off programs, volunteer days off, a transportation program, and travel discounts, among others. We continuously evolve our benefits to meet changing employee needs.
We are deeply committed to diversity because we believe it drives innovation, strengthens relationships with travelers, and creates a workplace where everyone feels valued and can contribute long-term. As a travel company that serves travelers around the world, we believe that when our team reflects the diversity of our travelers, and operates in an environment where they feel included, we create better experiences which leads to better business results.

2026 Proxy Statement	13	Expedia Group

Proposal 1
Election of Directors
Board of Director Nominees
At the 2026 Annual Meeting, a board of 11 directors will be elected to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). All of the nominees were elected as directors by stockholders at the 2025 annual meeting of stockholders and are being presented for re-election at the 2026 Annual Meeting. The directors below are recommended by the Nominating Committee and nominated by the Board of Directors to be elected as directors at the 2026 Annual Meeting. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected.
Expedia Group’s amended and restated certificate of incorporation provides that the holders of the Company’s common stock, acting as a single class, are entitled to elect a number of directors equal to 25% of the total number of directors, rounded up to the next whole number of directors, which is currently three directors. The Board has designated Ms. Banerjee, Ms. Menendez Cambo, and Mr. Dubugras as nominees for the positions on the Board to be elected at the 2026 Annual Meeting by the holders of Expedia Group common stock, voting as a separate class (together, the “Common Stock Nominees”), and Ms. Anderson, Ms. Clinton, Mr. Diller, Ms. Gorin, Mr. Jacobson, Mr. Khosrowshahi, Mr. von Furstenberg, and Mr. Wang as nominees for the positions on the Board to be elected at the 2026 Annual Meeting by the holders of Expedia Group common stock and Class B common stock, voting together as a single class (the “Combined Stock Nominees”). Although management does not anticipate that any of the nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.

Our Board of Directors unanimously recommends that you vote "FOR" the election of each of these director nominees.

Expedia Group	14	2026 Proxy Statement

Table of Contents	Proposal 1
Board Composition
The Board believes that it is essential for its membership to represent a wide range of perspectives, skills and experiences, in order to achieve the best outcomes. The matrix below highlights the mix of skills, experience, and expertise that, among other factors, led the Board and the Nominating Committee to recommend these nominees for election to the Board. Our nominees represent a broad range of backgrounds and experience, and each nominee possesses numerous other competencies not identified below. The matrix is intended to depict notable areas of focus for each nominee and not having a mark does not mean that a particular nominee does not possess that qualification or skill.

Director	Public Company Board Experience	Financial Expertise	Global Business, International Experience	Innovation, Technology, Information Security Experience	Travel Industry Experience	Culture & Human Capital Management Experience	Legal, Public Policy, Risk Management Experience	Senior Executive Leadership Experience	Brand, Marketing Experience

Beverly Anderson		✓	✓	✓		✓	✓	✓	✓
M. Moina Banerjee		✓				✓		✓
Chelsea Clinton	✓		✓			✓	✓	✓
Barry Diller	✓	✓	✓		✓	✓		✓	✓
Henrique Dubugras	✓	✓	✓	✓	✓	✓		✓
Ariane Gorin	✓		✓	✓	✓	✓		✓	✓
Craig Jacobson	✓						✓
Dara Khosrowshahi	✓	✓	✓	✓	✓			✓
Patricia Menendez Cambo			✓				✓	✓
Alex von Furstenberg	✓	✓							✓
Alexandr Wang				✓		✓		✓	✓

2026 Proxy Statement	15	Expedia Group

Proposal 1	Table of Contents
Director Nominee Biographies
Set forth below is additional information about each of the director nominees as of the date of this proxy statement, including professional background, U.S.-listed public company director positions held currently or at any time during the last five years, and the specific qualifications that led the Nominating Committee and our Board to nominate each for election. Except as noted, there are no family relationships among directors or executive officers of Expedia Group.

Barry Diller
Chairman and
Senior Executive

Director Since | 2005
Age | 84
Board Committees:
•Executive Committee
Other Public Company Boards (within past 5 years):
•IAC (since 1995)
•MGM Resorts International (since 2020)
•Coca-Cola Company (2002 to August 2024)

Professional Highlights
•Expedia Group, Chairman and Senior Executive (since August 2005)
•Chairman and Senior Executive, IAC (since 2010)
•Chairman and Chief Executive Officer of IAC and its predecessors (August 1995 to November 2010)
•Special Advisor to TripAdvisor, Inc. (April 2013 to March 2017)
•Chairman and Senior Executive, TripAdvisor (December 2011 to December 2012)
•Non-executive Chairman of the Board, Ticketmaster Entertainment, Inc. (2008 to 2010)
•Non-executive Chairman of the Board, Live Nation Entertainment, Inc. (January 2010 to October 2010)
•Chairman of the Board and Chief Executive Officer, QVC, Inc. (December 1992 to December 1994)
•Chairman and Chief Executive Officer, Fox, Inc. (1984 to 1992)
•Chairman and Chief Executive Officer, Paramount Pictures Corporation (1974 to 1984)
Other Professional Experience and Community Involvement
•President and Director, The Diller - von Furstenberg Family Foundation
•President and Chair, Little Island
Board Membership Qualifications
As a result of his involvement with Expedia Group both while it was operated within IAC and since the completion of Expedia Group’s spin-off from IAC on August 9, 2005 (the "IAC/Expedia Group Spin-Off"), Mr. Diller has a great depth of knowledge and experience regarding Expedia Group and its businesses. Mr. Diller has extensive management experience, broad international exposure and emerging market experience and innovation and technology experience, including through his service as Chief Executive Officer of media and interactive commerce companies, as well as experience as a director serving on other public company boards, including as Chairman. Mr. Diller also is a significant stockholder of Expedia Group.

Expedia Group	16	2026 Proxy Statement

Table of Contents	Proposal 1

Beverly Anderson Independent Director Director Since | 2020 Age | 62 Board Committees: •Compensation Committee Other Public Company Boards (within past 5 years): •None
Professional Highlights
•President and Chief Executive Officer, Boeing Employees Credit Union (BECU), a not-for-profit credit union (since December 2022), and BECU Board member (since April 2024)
•President, Global Consumer Solutions, Equifax (December 2019 to January 2022)
•Executive Vice President of Cards and Retail Services, Wells Fargo (March 2012 to November 2019)
Other Professional Experience and Community Involvement
•Board Member, Accion (a global nonprofit)
•Board Member, Harvard Business School African-American Alumni Association
•Board Member, Harvard Business School Alumni Association
•Board Member, Challenge Seattle
•Board Member, Washington Roundtable
Education
•Master of Business Administration with distinction, Harvard Business School
•Bachelor of Science in Business, summa cum laude, Florida A&M University
Board Membership Qualifications
Ms. Anderson provides valuable expertise as a leader of consumer-facing businesses, as well as her extensive knowledge of, and experience in, consumer finance and payments matters.

2026 Proxy Statement	17	Expedia Group

Proposal 1	Table of Contents

M. Moina Banerjee Independent Director Director Since | 2023 Age | 44 Board Committees: •Audit Committee (Chair) Other Public Company Boards (within past 5 years): •None
Professional Highlights
•Co-President, JBG Smith Properties, a REIT (“JBGS”) (since February 2026) and Chief Financial Officer (since December 2020)
•Head of Capital Markets, JBGS (2018-2020)
•Executive Vice President of JBGS (2017-2020)
•Principal, Investments Group and Management Committee member, JBG (August 2010 to 2017)
Other Professional Experience and Community Involvement
•Blackstone Group
•Citigroup
Education
•Bachelor of Science in International Economics, Georgetown University
•Master of Business Administration, The Wharton School, University of Pennsylvania
Board Membership Qualifications
Ms. Banerjee has extensive experience in the areas of investment, finance, capital markets, portfolio management and acquisitions, including the acquisition of hotel properties. As a senior leader of another public company, she also brings corporate governance, risk management, accounting, SEC reporting, and operational expertise to our board.

Expedia Group	18	2026 Proxy Statement

Table of Contents	Proposal 1

Chelsea Clinton
Independent Director
Director Since | 2017
Age | 46
Board Committees:
•Compensation Committee (Chair)
•Nominating Committee
Other Public Company Boards (within past 5 years):
•IAC (since September 2011)
•Clover Health Investments, Corp. (January 2021 to November 2025)

Professional Highlights
•Vice Chair, Clinton Foundation (since March 2013)
•Vice Chair, Clinton Health Access Initiative (since 2022)
•Board of Directors, Clinton Foundation (since September 2011)
•Board of Directors, Clinton Health Access Initiative (since September 2011)
•Assistant Vice Provost, New York University (March 2010 to May 2013)
•Special Correspondent, NBC News (November 2011 to August 2014)
•Engagement Manager, McKinsey & Company (August 2003 to October 2006)
•Associate, Avenue Capital Group (October 2006 to November 2009)
•Venture Partner, Metrodora Ventures
•New York Times Bestselling Author
•Executive Producer of GUSTY featured on AppleTV+
Other Professional Experience and Community Involvement
•Board of Directors, The School of American Ballet
•Board of Directors, The Africa Center
•Board of Directors, Weill Cornell Medical College
•Board of Directors, HiddenLight Productions Limited
•Board of Directors, Columbia University’s Mailman School of Public Health
•Faculty, Columbia University Mailman School of Public Health
•Co-Chair, Advisory Board of the Of Many Institute at New York University
Education
•B.A., Stanford University
•Master of Public Health, Columbia University's Mailman School of Public Health
•MPhil, Oxford University
•Doctorate in International Relations, Oxford University
Board Membership Qualifications
Ms. Clinton’s broad public policy experience and keen intellectual acumen enhance the diversity of skills, backgrounds and opinions represented on the Board.

2026 Proxy Statement	19	Expedia Group

Proposal 1	Table of Contents

Henrique Dubugras Independent Director Director Since | 2022 Age | 30 Board Committees: •None Other Public Company Boards (within past 5 years): •Mercado Libre, Inc. (since June 2017)
Professional Highlights
•Chairman of the Board of Directors, Brex Inc., an AI-powered spend platform (since July 2024), and Co-Chief Executive Officer (from 2017 to June 2024)
•Chairman of the Board of Directors, Mercado Libre, Inc., an e-commerce platform (since 2021)
•Co-Founder and Chief Executive Officer, Pagar.me (until acquisition in September 2016)
•Founder, EduqueMe
•Founder, Estudar nos EUA
Education
•Studied Computer Science at Stanford University (September 2016 to March 2017)
Board Membership Qualifications
Mr. Dubugras has a deep understanding of the technology sector, where he has founded and developed several companies. Mr. Dubugras has significant B2B experience, expertise in the area of online payments systems, and a track record of driving innovation, which the Board believes give him particular insight into Expedia Group’s business and operations.

Expedia Group	20	2026 Proxy Statement

Table of Contents	Proposal 1

Ariane Gorin
Chief Executive Officer
Director Since | 2024
Age | 51
Board Committees:
•Executive Committee
Other Public Company Boards (within past 5 years):
•LVMH Moët Hennessy Louis Vuitton SA (since April 2026)
•Adecco Group (2017 to April 2024)
•trivago, N.V. (2020 to 2021)

Professional Highlights
•Expedia Group (since 2013)
◦Chief Executive Officer (since May 2024)
◦President, Expedia for Business (June 2021 to May 2024)
◦President, Expedia Business Services (December 2019 to June 2021)
◦President, Expedia Partner Solutions (December 2017 to December 2019)
◦Senior Vice President and General Manager, Expedia Partner Solutions (June 2014 to November 2017)
◦Vice President, EMEA Market Management (March 2013 to June 2014)
•Microsoft Corporation (2003 to 2013)
•Director, Microsoft Office Division France (2010 to 2013) and successive sales, distribution and marketing roles (2003 to 2013)
•Consultant, Boston Consulting Group (2000 to 2002)
Education
•MBA, Kellogg Graduate School of Management, Northwestern University
•BA, Economics, University of California at Berkeley
Board Membership Qualifications
Ms. Gorin has extensive experience and expertise in the global travel business, and a track record of driving growth in international and domestic travel, marketing and sales organizations.

2026 Proxy Statement	21	Expedia Group

Proposal 1	Table of Contents

Craig Jacobson
Independent Director
Director Since | 2007
Age | 73
Board Committees:
•Audit Committee
•Compensation Committee
•Nominating Committee (Chair)
Other Public Company Boards (within past 5 years):
•Oaktree Specialty Lending Corporation (since October 2017)
•Charter Communications, Inc. (2010 to April 2024)

Professional Highlights
•Founding Partner, Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush, Kaller, Gellman, Meigs & Fox, L.L.P., an entertainment law firm (since 1987)
•Board of Directors, Ticketmaster (August 2008 to January 2010)
•Co-founder, New Form Digital
•Co-founder, Whisper Advisors
Education
•B.A., Brown University
•J.D., George Washington University School of Law
Board Membership Qualifications
Mr. Jacobson has extensive legal and business knowledge and experience in corporate governance matters. Mr. Jacobson also has significant financial knowledge gained during his years practicing law and advising media companies, as well as his service as a director serving on public and private company boards.

Expedia Group	22	2026 Proxy Statement

Table of Contents	Proposal 1

Dara Khosrowshahi
Director Since | 2005
Age | 56
Board Committees:
•None
Other Public Company Boards (within past 5 years):
•Uber Technologies, Inc. (since September 2017)
•Grab Holdings Limited (since March 2018)
•Aurora Innovation, Inc. (January 2021 to December 2024)

Professional Highlights
•Chief Executive Officer and Director, Uber Technologies, Inc., a technology platform company (since September 2017)
•Chief Executive Officer and President, Expedia Group (August 2005 to August 2017)
•Chief Executive Officer, IAC Travel (January 2005 to August 2005)
•Executive Vice President and Chief Financial Officer, IAC (January 2002 to January 2005)
•Executive Vice President, Operations and Strategic Planning, IAC (July 2000 to January 2002)
•President, USA Networks Interactive (1999 to 2000)
•Vice President of Strategic Planning, IAC (1998), Senior Vice President (1999)
•Vice President, Allen & Company LLC (1995 to 1998)
•Director, The New York Times Company (2015 to 2017)
•Director, TripAdvisor, Inc. (2011 to 2013)
Other Professional Experience and Community Involvement
•Board member, Illumyn Impact (formerly Him for Her) (since August 2023)
Education
•B.A., Brown University
Board Membership Qualifications
Mr. Khosrowshahi possesses in-depth experience with and knowledge of the online travel industry gained through his prior service as Chief Executive Officer of IAC Travel, as Chief Executive Officer of Expedia Group and as a director of TripAdvisor, Inc. and trivago N.V. Mr. Khosrowshahi also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

2026 Proxy Statement	23	Expedia Group

Proposal 1	Table of Contents

Patricia Menendez Cambo Independent Director Director Since | 2021 Age | 59 Board Committees: •Audit Committee Other Public Company Boards (within past 5 years): •None
Professional Highlights
•General Counsel, I Squared Capital, a private equity firm focused on global infrastructure investments (since December 2024)
•Member, Latam Strategic Advisory Board, Itau Unibanco (since June 2023)
•Director, City National Bank of Florida (since October 2022)
•Managing Partner, Director and General Counsel SBLA Advisers Corp./SoftBank Latin America Fund and Deputy General Counsel SoftBank Group International (May 2019 to June 2022)
•Director and General Counsel, SB Opportunity Fund (June 2020 to May 2022)
•Vice Chair, Chair, Global Practice Group; Co-Chair, Global Corporate and Securities Practice; and Executive Committee Member, Greenberg Traurig, LLP (1994 to 2019)
•Director of several global technology subsidiaries of Telefonica S.A. (2000 to 2002)
Other Professional Experience and Community Involvement
•Member, Board of Advisors, University of Pennsylvania Carey Law School
•Member, Board of Trustees, University of Miami
Education
•J.D., University of Pennsylvania Carey Law School
•Bachelor of Business Administration, University of Miami
Board Membership Qualifications
Ms. Menendez Cambo has extensive experience as a trusted business and legal advisor on corporate, finance and investment matters, a high level of expertise in corporate governance and other corporate legal matters and has taken a leadership role on diversity, inclusion and gender equity matters.

Expedia Group	24	2026 Proxy Statement

Table of Contents	Proposal 1

Alex von Furstenberg Director Since | 2015 Age | 56 Board Committees: •None Other Public Company Boards (within past 5 years): •IAC (since 2008) •Vimeo (June 2023 to November 2025)
Professional Highlights
•Chief Investment Officer, Ranger Global Advisors, LLC, a family office focused on value-based investing (since founding in June 2011)
•Founder and Co-Managing Member and Chief Investment Officer, Arrow Capital Management, LLC (since 2003)
•Chief Investment Officer, Arrow Investments, Inc. (since 2001)
Other Professional Experience and Community Involvement
•Director, Giovanni Agnelli (since May 2023)
•Director, La Scogliera (2016 to 2020)
•Partner and Co-Chairman of the Board, Diane von Furstenberg Studio, LLC
•Director, The Diller-von Furstenberg Family Foundation
•Director, Friends of the High Line philanthropy
Board Membership Qualifications
Mr. von Furstenberg has private investment and board experience, which the Board of Directors believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller’s stepson.

2026 Proxy Statement	25	Expedia Group

Proposal 1	Table of Contents

Alexandr Wang Independent Director Director Since | 2023 Age | 29 Board Committees: •None Other Public Company Boards (within past 5 years): •None
Professional Highlights
•Chief AI Officer, Meta Platforms, Inc. (since June 2025)
•Founder and board member, Scale AI, a leading test and evaluation partner for artificial intelligence companies (since 2016)
•Chief Executive Officer, Scale AI (2016 through June 2025)
Other Professional Experience and Community Involvement
•Medalist in national math, computing, and physics competitions, including prestigious USA Math Olympiads, USA Physics Olympiads, and USA Computing Olympiad
Education
•Studied machine learning at Massachusetts Institute of Technology (before dropping out to found Scale AI)
Board Membership Qualifications
Mr. Wang has extensive technology experience and expertise, including in artificial intelligence and machine learning. He also brings valuable perspective from his experience as Chief Executive Officer of a high-growth technology company.

Required Vote
At the 2026 Annual Meeting, stockholders will be asked to elect 11 members to the Board of Directors, each to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). The election of the Combined Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, voting together as a single class. The election of the Common Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock, present in person or represented by proxy, voting as a separate class.

The Board of Directors unanimously recommends that stockholders vote "FOR" the election of each of the nominees for director named above.

Expedia Group	26	2026 Proxy Statement

Proposal 2
Advisory Vote on Expedia Group's Named Executive Officer Compensation
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing stockholders the opportunity to vote at the 2026 Annual Meeting to approve, on an advisory or non-binding basis, the compensation of Expedia Group’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and is not binding on the Company or our Board of Directors.
Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will consider the impact of such vote on its compensation policies and decisions. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the 2025 compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table, and the other related tables and disclosure.”
Expedia Group’s executive compensation program is designed to attract, retain and motivate highly skilled executives with the business experience and acumen that management and the Compensation Committee believe are necessary for achievement of Expedia Group’s long-term business objectives. In addition, the executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of Expedia Group’s stockholders. Please refer to the “Compensation Discussion and Analysis” section for a detailed discussion of Expedia Group’s executive compensation practices and philosophy.
Expedia Group is asking for stockholder approval of the compensation of Expedia Group’s named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures in the “Executive Compensation" and "Compensation Discussion and Analysis” sections, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Expedia Group’s named executive officers and the policies and practices described in this proxy statement.
Required Vote
At the 2026 Annual Meeting, stockholders will be asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

The Board of Directors unanimously recommends that stockholders vote "FOR" the approval of the compensation of Expedia Group's named executive officers as disclosed in this proxy statement in accordance with SEC rules.

2026 Proxy Statement	27	Expedia Group

Proposal 3
Ratification of the Appointment of Expedia Group's Independent Registered Public Accounting Firm for 2026
Ernst & Young LLP was Expedia Group’s independent registered public accounting firm for the fiscal year ended December 31, 2025. The Audit Committee of the Board of Directors has also appointed Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Selection of Expedia Group’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to Expedia Group stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Expedia Group and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the 2026 Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2024 and 2025.

	2024 ($)	2025 ($)

Audit Fees(1)	15,264,000	16,804,000
Audit-Related Fees(2)	471,000	1,296,000
Total Audit and Audit-Related Fees	15,735,000	18,100,000
Tax Fees(3)	42,000	31,000
Other Fees(4)	14,000	18,000
Total Fees	15,791,000	18,149,000
(1)Audit Fees consist of fees and expenses associated with the annual audit of the Company’s consolidated financial statements and internal control over financial reporting, statutory audits, reviews of the Company’s periodic reports, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters. 2025 and 2024 Audit Fees include $3,073,000 and $2,752,000, respectively, in fees and expenses paid by trivago N.V., a Nasdaq-listed majority-owned subsidiary of the Company, associated with financial statement audit and review services provided to trivago.

Expedia Group	28	2026 Proxy Statement

Table of Contents	Proposal 3
(2)Audit-Related Fees include fees and expenses for attestation report, due diligence in connection with acquisitions, and system pre-implementation review.
(3)Tax fees generally include fees related to tax compliance and return preparation, and tax planning and advice.
(4)Other Fees include fees and expenses for professional education offerings to the Company’s employees, as well as access to Ernst & Young LLP’s online research tools.
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm Fees
The Audit Committee has considered the audit and non-audit services provided by Ernst & Young as described above and believes that they are compatible with maintaining Ernst & Young’s independence as the Company’s independent registered public accounting firm.
The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from the Company and its management.
Pursuant to its pre-approval policy and to ensure prompt handling of unexpected matters, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and has currently delegated this authority to its Chair, subject to a limit of $500,000 per approval. The decisions of the Chair (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.
Unless a type of service to be provided by the Company’s independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.
Required Vote
At the 2026 Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for 2026. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

The Board of Directors unanimously recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as Expedia Group's independent registered public accounting firm for 2026.

2026 Proxy Statement	29	Expedia Group

Proposal 3	Table of Contents
Audit Committee Report
The Audit Committee operates pursuant to a written charter that is available in the Corporate Governance section of our corporate website at www.expediagroup.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the public reporting process and establishing and maintaining an effective system of internal control over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee's responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
In this context, the Audit Committee reports as follows:
1.The Audit Committee has reviewed and discussed the audited consolidated financial statements and related footnotes for the year ended December 31, 2025, together with the results of the assessment of the internal control over financial reporting, with management and Ernst & Young LLP (“Ernst & Young”).
2.The Audit Committee has discussed with Ernst & Young the matters that are required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (PCAOB) and the SEC.
3.The Audit Committee has received the written disclosures and the letter from Ernst & Young as required by PCAOB rules, and has discussed with Ernst & Young, their independence from the Company and its management.
4.The Audit Committee has considered Ernst & Young’s provision of audit and non-audit services to the Company and concluded that the provision of such services is compatible with Ernst & Young’s independence.
5.Relying on the reviews and discussions referred to in paragraphs (1) through (4) above, the Audit Committee unanimously recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Members of the Audit Committee:
M. Moina Banerjee (Chair)
Craig Jacobson
Patricia Menendez Cambo

Expedia Group	30	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
Beneficial Ownership Table
The following table presents information as of April 20, 2026 (except where otherwise noted therein) relating to the beneficial ownership of Expedia Group’s capital stock by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Expedia Group’s common stock and Class B common stock, (ii) each current director of Expedia Group (all of whom are director nominees), (iii) each named executive officer, and (iv) all current executive officers and current directors of Expedia Group, as a group. As of April 20, 2026, there were 114,498,625 shares of Expedia Group common stock outstanding and 5,523,452 shares of Expedia Group Class B common stock outstanding.
For each beneficial owner listed, the number of shares of Expedia Group common stock and the percentage of each such class listed assumes the conversion or exercise of any Expedia Group equity securities owned by such owner that are or will become exercisable, and the vesting of any Expedia Group stock options and/or RSUs that will vest, within 60 days of April 20, 2026, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other owner. Shares of Expedia Group Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Expedia Group common stock. The percentage of votes for all classes of Expedia Group’s capital stock is based on one vote for each share of common stock and 10 votes for each share of Class B common stock.

	Common Stock			Class B Common Stock
Beneficial Owner	Shares		%	Shares		%	Percent (%) of Votes (All Classes)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	15,194,861	(1)	13.3%	—		—	9.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,943,796	(2)	8.7%	—		—	5.9%
Barry Diller	5,686,377	(3)	4.7%	5,523,452	(4)	100%	32.6%
Beverly Anderson	10,592	(5)	*	—		—	*
M. Moina Banerjee	5,742	(6)	*	—		—	*
Chelsea Clinton	18,983	(7)	*	—		—	*
Henrique Dubugras	7,170	(8)	*	—		—	*
Ariane Gorin	152,126	(9)	*	—		—	*
Craig Jacobson	32,966	(10)	*	—		—	*
Dara Khosrowshahi	135,366	(11)	*	—		—	*
Patricia Menendez Cambo	10,153	(12)	*	—		—	*
Alex von Furstenberg	462,739	(13)	*	439,552	(14)	8.0%	2.6%

2026 Proxy Statement	31	Expedia Group

Security Ownership of Certain Beneficial Owners and Management	Table of Contents

	Common Stock			Class B Common Stock
Beneficial Owner	Shares		%	Shares	%	Percent (%) of Votes (All Classes)
Alexandr Wang	4,587	(15)	*	—	—	*
Robert Dzielak	112,482	(16)	*	—	—	*
Lance Soliday	15,497	(17)	*	—	—	*
Scott Schenkel	41,054	(18)	*	—	—	*
Julie Whalen	—	(19)	*	—	—	*
All current executive officers and directors (all of whom are nominees) as a group (14 people)	6,256,282	(20)	5.2%	5,523,452	100%	33.0%
•The percentage of shares beneficially owned does not exceed 1% of the class.
(1)Based on information filed on Amendment No. 13 to Schedule 13G with the SEC on October 30, 2025 by The Vanguard Group, reporting as of September 30, 2025: shared voting power over 716,744 shares of common stock, sole dispositive power over 14,049,087 shares of common stock and shared dispositive power over 1,145,774 shares of common stock. The Vanguard Group, Inc. subsequently filed Amendment No. 14 to Schedule 13G on March 26, 2026, reporting that, due to an internal realignment effective January 12, 2026, it no longer has, or is deemed to have, beneficial ownership of shares previously reported by it. Certain subsidiaries of The Vanguard Group, Inc. will report beneficial ownership separately in reliance on SEC Release No. 34-39538. As of the date of this proxy statement, no such subsidiary has filed a Schedule 13G with respect to shares of our common stock.
(2)Based on information filed on Amendment No. 7 to Schedule 13G with the SEC on January 26, 2024 by BlackRock, Inc., reporting as of December 31, 2023: sole voting power over 8,945,375 shares of common stock and sole dispositive power over 9,943,796 shares of common stock. Under the amended Schedule 13G rules effective September 30, 2024, amendments are required within 45 days following the end of a calendar quarter in which a material change has occurred. No subsequent amendment has been filed by BlackRock, Inc.
(3)Composed of (i) 154,740 shares of common stock held by Mr. Diller, (ii) 8,185 RSUs that will vest within 60 days of April 20, 2026; and (iii) an aggregate 5,523,452 shares of Class B common stock, convertible to common stock on a one-for-one basis, which includes 3,202,671 shares of Class B common stock held by grantor retained annuity trusts over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power (the “GRATs”), 1,881,229 shares of Class B common stock held through a trust (the “Trust"), over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power, and 439,552 shares of Class B common stock held by The Diller - von Furstenberg Family Foundation (the “Family Foundation”), on whose board of directors Mr. Diller and certain of his family members serve as directors. Excludes shares of common stock held by Mr. Diller's spouse, as to which Mr. Diller disclaims beneficial ownership.
(4)The total number of shares of Expedia Group Class B common stock outstanding includes 3,202,671 shares of Class B common stock held by the GRATs, 1,881,229 shares of Class B common stock held by the Trust, and 439,552 shares of Class B common stock held by the Family Foundation.
(5)Composed of 8,484 shares held by Ms. Anderson and 2,108 RSUs that will vest within 60 days of April 20, 2026.
(6)Composed of 3,634 shares held by Ms. Banerjee and 2,108 RSUs that will vest within 60 days of April 20, 2026.
(7)Composed of 16,875 shares held by Ms. Clinton and 2,108 RSUs that will vest within 60 days of April 20, 2026.
(8)Composed of 5,062 shares held by Mr. Dubugras and 2,108 RSUs that will vest within 60 days of April 20, 2026.
(9)Composed of 135,574 shares held by Ms. Gorin and 16,552 RSUs that will vest within 60 days of April 20, 2026.
(10)Composed of 30,858 shares held by Mr. Jacobson and 2,108 RSUs that will vest within 60 days of April 20, 2026.
(11)Composed of 133,258 shares held by Mr. Khosrowshahi (including 21,910 shares held by a trust as to which Mr. Khosrowshahi disclaims beneficial ownership) and 2,108 RSUs that will vest within 60 days of April 20, 2026.
(12)Composed of 8,045 shares held by Ms. Menendez Cambo and 2,108 RSUs that will vest within 60 days of April 20, 2026.
(13)Composed of (i) 21,079 shares of common stock held by Mr. von Furstenberg, (ii) 2,108 RSUs that will vest within 60 days of April 20, 2026, and (iii) 439,552 shares of Class B common stock that are held by the Family Foundation and convertible to common stock on a one-for-one basis, and over which Mr. von Furstenberg exercises certain voting and dispositive power by virtue of his serving as a director of the Family Foundation.
(14)Denotes the 439,552 shares of Class B common stock held by the Family Foundation and over which Mr. von Furstenberg exercises certain voting and dispositive power by virtue of his serving as a director of the Family Foundation.
(15)Composed of 2,479 shares held by Mr. Wang and 2,108 RSUs that will vest within 60 days of April 20, 2026.
(16)Composed of 106,645 shares held by Mr. Dzielak and 5,837 RSUs that will vest within 60 days of April 20, 2026.
(17)Composed of 14,282 shares held by Mr. Soliday and 1,215 RSUs that will vest within 60 days of April 20, 2026.
(18)Composed of 29,343 shares held by Mr. Schenkel and 11,711 RSUs that will vest within 60 days of April 20, 2026. Mr. Schenkel was appointed Chief Financial Officer effective February 7, 2025.
(19)Ms. Whalen served as Chief Financial Officer until February 7, 2025. She no longer serves as an officer or director of the Company. Ms. Whalen held zero shares of Expedia Group common stock as of April 20, 2026.
(20)Composed of 670,358 shares of common stock, 5,523,452 shares of Class B common stock that are convertible to common stock on a one-for-one basis, and 62,472 RSUs that will vest within 60 days of April 20, 2026.

Expedia Group	32	2026 Proxy Statement

Information Concerning Executive Officers
Background information about each Expedia Group executive officer who does not also serve as a director of Expedia Group is provided below, as of April 29, 2026.

Name	Age	Position With Expedia Group, Inc.

Robert Dzielak	55	Chief Legal & People Officer, and Secretary
Scott Schenkel	58	Chief Financial Officer
Lance Soliday	53	Senior Vice President and Chief Accounting Officer
Robert Dzielak has served as Expedia Group's Chief Legal Officer and Secretary since March 2018 and as Expedia Group's Chief People Officer since October 2025. In his role as Chief Legal Officer and Secretary, he oversees the Company's global legal and government affairs functions, including corporate governance. As Chief People Officer, he leads the Company's global people and real estate organizations. Mr. Dzielak joined Expedia Group in April 2006 as an Assistant General Counsel with responsibility for Expedia Group's worldwide litigation portfolio and assumed responsibility for the Company's global legal and government affairs functions upon his appointment as General Counsel and Secretary in October 2011. Prior to joining Expedia Group, Mr. Dzielak was a partner at the law firm of Preston, Gates and Ellis, LLP (now K&L Gates LLP), where his practice focused on commercial and intellectual property litigation. Mr. Dzielak received his J.D. from The John Marshall Law School. Mr. Dzielak is currently a member of the Supervisory Board of trivago N.V.
Scott Schenkel was appointed Expedia Group’s Chief Financial Officer on February 7, 2025. Before joining Expedia Group, Mr. Schenkel served as the Interim CEO of eBay Inc. from September 2019 through April 2020 and as its Senior Vice President and Chief Financial Officer from 2015 to 2019. Prior to the eBay CFO role, Mr. Schenkel spent six years as Senior Vice President and Chief Financial Officer of eBay Marketplace, having originally joined eBay in 2007 as Vice President of Global Financial Planning and Analytics. Prior to eBay, Mr. Schenkel spent nearly 17 years at General Electric Company in a variety of financial leadership roles. Mr. Schenkel has served on the board of directors of NetApp, Inc. since September 2017 and on the board of directors of Pinterest, Inc. since September 2023. Mr. Schenkel received a Bachelor of Science in Finance from Virginia Polytechnic Institute and State University's Pamplin College of Business.
Lance Soliday has served as Expedia Group's Senior Vice President and Chief Accounting Officer since April 1, 2024. Prior to this, he served as Senior Vice President, Chief Accounting Officer and Controller from February 2017 until March 2024, and as Vice President, Chief Accounting Officer and Controller from September 2011 until February 2017. Before that, he served as Senior Director, Financial Reporting since February 2009, Director, Financial Reporting since December 2006, and Director, Accounting Research since joining the Company in May 2006. Prior to joining Expedia Group, Mr. Soliday held various roles in the finance departments of Amazon.com and Microsoft Corporation. Previously, Mr. Soliday was an accountant with Deloitte & Touche LLP. Mr. Soliday received his bachelor's degree from Central Washington University and is a certified public accountant.
Future Transition in Executive Officer Leadership
As announced by the Company on April 23, 2026, Mr. Schenkel will step down as Chief Financial Officer effective May 11, 2026, and Derek Andersen will succeed him in that role pursuant to an employment agreement dated April 17, 2026. The terms of Mr. Andersen's at-will employment agreement and information regarding his business experience are set forth under Item 5.02 of the Company's Current Report on Form 8-K filed with the SEC on April 23, 2026, which Item 5.02 is hereby incorporated by reference.

2026 Proxy Statement	33	Expedia Group

Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis (“CD&A”) describes the executive compensation program of Expedia Group, Inc. (“Expedia Group” or the “Company”) as it relates to the following individuals, who are our named executive officers for the fiscal year ended December 31, 2025 (our “NEOs”):
•Barry Diller, our Chairman and Senior Executive;
•Ariane Gorin, our Chief Executive Officer;
•Scott Schenkel, our Chief Financial Officer;
•Robert Dzielak, our Chief Legal & People Officer, and Secretary;
•Lance Soliday, our Senior Vice President and Chief Accounting Officer; and
•Julie Whalen, our former Chief Financial Officer (until February 7, 2025).
The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of our NEOs in 2025 and the report of the Compensation Committee, which follow below.
CFO Transition
On November 7, 2024, we announced that Ms. Whalen would step down from her role as our Chief Financial Officer, effective upon the appointment of her successor. In connection with her departure, we entered into a Transition and Services Agreement with Ms. Whalen (the “Whalen Transition Agreement”), pursuant to which she agreed to remain with Expedia Group through February 17, 2025, to facilitate an orderly transition. Ms. Whalen’s departure entitled her to severance payments and benefits, as well as equity award acceleration, in accordance with her employment agreement and applicable Company plans and agreements, as further described in the section titled “Whalen Transition Agreement” below.
On December 18, 2024, Expedia, Inc., a wholly owned subsidiary of Expedia Group, Inc. (“Expedia”), entered into an employment agreement with Mr. Schenkel (the "Schenkel Employment Agreement") and on December 19, 2024, we announced his appointment as Chief Financial Officer, effective the day after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Mr. Schenkel’s employment commenced on December 30, 2024, and he served as a Strategic Advisor to the Company until February 7, 2025, at which point he assumed the role of Chief Financial Officer (the “CFO Transition Date”). Ms. Whalen continued to serve as Chief Financial Officer until the CFO Transition Date. The terms of the Schenkel Employment Agreement were disclosed in a Current Report on Form 8-K filed with the SEC on December 19, 2024, and are summarized in the section below titled “Other 2025 Compensation Actions—Schenkel Compensation Arrangements.” Mr. Schenkel’s 2025 compensation is discussed in this CD&A and the accompanying compensation tables.

Expedia Group	34	2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
Stockholder Advisory Vote on Named Executive Officer Compensation
At our 2025 Annual Meeting of Stockholders, we held a non-binding, advisory vote to approve the 2024 compensation of our named executive officers for that year (commonly known as a “Say-on-Pay” vote). Approximately 75% of the votes cast (for and against) on this proposal by our stockholders were voted in favor of our named executive officers’ 2024 compensation and, indirectly, our executive compensation program. While this represented majority support of the proposal, our Board of Directors recognized that these results were less than satisfactory, particularly in light of the fact that approximately 96% of the votes cast on our 2024 Say-on-Pay proposal were voted in favor of our named executive officers' compensation.
In connection with our 2025 Annual Meeting of Stockholders, the Compensation Committee of our Board of Directors (the “Compensation Committee”) directed management to focus its ongoing dialogue with our major non-affiliated stockholders on our executive compensation program and compensation decisions to better understand their views and determine what actions, if any, it should consider to address their concerns.
We reached out to our 25 largest stockholders representing approximately 56%1 of our total, non-affiliated voting power to discuss their views and concerns about our executive compensation program. We ultimately met with representatives of eight of these stockholders (representing approximately 35% of our total non-affiliated voting power) and received feedback on our executive compensation program.
The Compensation Committee also directed its independent compensation consultant, Compensia, Inc., a national compensation consulting firm (“Compensia”), to assist with a comprehensive review of our executive compensation program to help it better compare and contrast its features with the voting policy guidelines of the major proxy advisory firms as well as current executive compensation “best practices.” In addition, the Compensation Committee carefully considered the reasons for the unfavorable vote recommendation of Institutional Shareholder Services, Inc. with respect to our 2025 Say-on-Pay proposal, as well as the analysis of our executive compensation program resulting in the favorable vote recommendation of Glass Lewis & Co., Inc. and the concerns expressed by our major stockholders leading up to and at the time of our 2025 Annual Meeting of Stockholders.
Based on our meetings with stockholders, as well as the foregoing analyses, the Compensation Committee determined that the primary reason for the decline in support was related to its modification of the PSU awards granted to our executive officers in 2021 following the completion of the three-year performance period to provide for a partial payout of the target number of units subject to such awards, despite not having achieved the threshold performance level contemplated by the awards.
The Compensation Committee’s decision to modify the 2021 PSU awards was prompted by the confluence of three largely singular events that it considered unlikely to reoccur in combination: the near achievement of the awards’ performance threshold, a desire to recognize tenured executive officers’ successful transformation of Expedia Group into a technology platform, and retention concerns in view of an impending chief executive officer transition.
The Compensation Committee also remains mindful to limit the exercise of its discretion in compensation-related matters to situations that further the long-term interests of our stockholders. As disclosed in our 2025 Proxy Statement, the Compensation Committee did not exercise its discretion to modify the 2022 PSU awards, which had a performance measurement period ending December 31, 2024, and resulted in zero shares vesting.
Further, in designing the 2025 PSU awards for our NEOs, the Compensation Committee adopted a new structure featuring three consecutive one-year measurement periods, each tied to pre-established financial performance metrics (annual revenue growth and Adjusted EBITDA margin growth for the first annual measurement period). This design provides more frequent performance checkpoints and creates an annual linkage between Company financial results and executive pay outcomes, while preserving the long-term retention incentive of a “cliff” vesting date at the conclusion of the three-year continuing service period. The Compensation Committee believes this structure is responsive to stockholder feedback favoring greater transparency and more frequent performance assessment in our long-term incentive program.
1 Source: percentages calculated using outstanding shares as of April 4, 2025, and based on Form 13F filings for the period ending March 31, 2025.

2026 Proxy Statement	35	Expedia Group

Compensation Discussion and Analysis	Table of Contents
We continue to value the opinions of our stockholders on corporate governance, executive compensation and related matters. The Compensation Committee views the Say-on-Pay vote as a meaningful opportunity to receive feedback from our stockholders about our executive compensation actions and decisions, thereby supplementing the information we gather each year during our ongoing engagement efforts. This feedback helps our Board of Directors better understand what motivates our stockholders’ views and objectives and address their interests and concerns. The Compensation Committee will continue to consider the annual result of the Say-on-Pay vote, as well as feedback received throughout the year, when making decisions concerning our executive compensation program and pay decisions for our named executive officers.
Our stockholders are also invited to express their views to our Board of Directors and the Compensation Committee as described under “Corporate Governance and Board of Directors – Communications with the Board” in this Proxy Statement. We intend to continue to engage in dialogue with our major stockholders throughout the year about various topics, including our executive compensation program.
In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2023 Annual Meeting of Stockholders, we intend to hold a Say-on-Pay vote every year. This policy will remain in effect until the next stockholder vote on the frequency of non-binding, advisory votes on the compensation of our named executive officers, which is expected to be held at our 2029 Annual Meeting of Stockholders.
Compensation Program Philosophy and Objectives
Expedia Group’s executive compensation program is designed to attract, motivate, reward and retain highly skilled executives with the business experience and acumen that we believe are necessary for achievement of Expedia Group’s long-term business objectives in a dynamic and extremely competitive environment. Our executive compensation program is based on the following core objectives:
•Pay for Performance. We support a "pay for performance" culture where reward levels reflect variances between desired and actual performance results. To that end, we believe the compensation packages provided to our executive officers should generally include performance-based opportunities and a significant longer-term equity-based component.
•Flexibility. We aim to incorporate flexibility into our compensation programs and the assessment process to respond to and adjust for the evolving business environment and to recognize different levels of individual contribution.
•Market Competitive. We consider the compensation programs of our peers to ensure that Expedia Group maintains its ability to attract and retain outstanding employees in executive positions and deliver value to our stockholders.
•Stockholder Value. We look to align the financial interests of our executive officers with the interests of our stockholders, with a particular emphasis on creating incentives that reward our executive officers for consistently increasing the value of Expedia Group.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee has primary responsibility for determining the compensation of our executive officers. The Compensation Committee is appointed by our Board of Directors, and each member satisfies the independence requirements for Compensation Committee members under the current standards imposed by the SEC and the applicable Nasdaq Marketplace Rules.
The Compensation Committee is currently composed of Ms. Clinton, who is Chair, Ms. Anderson and Mr. Jacobson. All compensation decisions referred to in this CD&A have been made by the Compensation Committee, based (in part) on recommendations from Mr. Diller and our Chief Executive Officer.
Executives in our Legal and People organizations provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings as requested. For additional details regarding the Compensation Committee, please see “Board Committees – Compensation Committee” in this Proxy Statement.

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Role of Executive Officers
Expedia Group management participates in reviewing and refining Expedia Group’s executive compensation program. In the first quarter of 2025, Mr. Diller and Ms. Gorin discussed with the Compensation Committee their views on corporate performance, individual executive officer performance and compensation packages for the executive team. Mr. Diller and Ms. Gorin reviewed with the Compensation Committee the performance of Expedia Group and each executive officer, including each named executive officer other than themselves, and made recommendations with respect to the appropriate base salary and grants of long-term incentive compensation opportunities in the form of equity awards. Separately, Mr. Diller discussed with the Compensation Committee his own compensation as well as Ms. Gorin's compensation as Chief Executive Officer. The Compensation Committee then discussed each recommendation. After considering these recommendations and other considerations discussed below, the Compensation Committee determined the annual compensation package for each executive officer, including each named executive officer.
Role of Compensation Consultant
In connection with its 2025 annual compensation review, the Compensation Committee continued to retain Compensia to conduct an independent review of the applicable compensation peer group for positions held by our executive officers and to compile and analyze data from proxy statements and other SEC filings of peer companies, as well as broad-based compensation surveys, regarding compensation for our executive officer positions.
In addition, Compensia regularly provides updates to the Compensation Committee on best practices and emerging trends, regulatory issues, equity compensation practices and non-employee director pay. Expedia Group also regularly uses non-customized surveys or other data from a number of compensation consulting firms. A more detailed description of the compensation peer group review and use of survey and other data provided by Compensia is included in the section titled “Role of Competitive Data and Tally Sheets” below.
Based on the consideration of the various independence factors specified in the applicable SEC and Nasdaq Marketplace Rules, and a review of these factors for 2025, the Compensation Committee determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee did and does not raise any conflicts of interest. The Compensation Committee reviews its compensation consultant’s independence annually.
Role of Competitive Data and Tally Sheets
Multiple data sources are considered when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry, complexity and geographic location. Among other factors, the following information, when available, is considered when determining the compensation of our executive officers:
•Data regarding compensation for comparable executive officer positions that is sourced from recent proxy statements and other SEC filings of peer companies, which include:
◦direct industry competitors; and
◦non-industry companies with which Expedia Group commonly competes for executive and other talent, including both regional and national, technology-focused competitors; and
•compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors.
When evaluating and determining executive officer compensation, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our identified data sources, as well as summary consolidated information about our executive officers’ target total direct compensation, pay history and potential future realizable compensation (commonly called “tally sheets”) to use in setting individual compensation levels.
When available, competitive market compensation paid by other peer group companies is considered, but the Compensation Committee does not attempt to maintain a certain target percentile within the compensation peer group or otherwise rely solely on such data.

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In view of his role as both Chairman and Senior Executive of Expedia Group, a separate compensation peer group composed of executives in broadly comparable roles is considered with respect to Mr. Diller’s compensation.
2025 Compensation Peer Groups
In September 2024, Compensia conducted a review of our prior-year compensation peer groups to ensure they remained in general alignment with previously agreed selection criteria, including industry compatibility, annual revenues and market capitalization, and made recommendations for changes to the Compensation Committee. After considering the applicable selection criteria, Compensia's recommendations and other relevant factors, the Compensation Committee approved the removal of Activision Blizzard, Inc. and VMware, Inc., in view of their respective acquisitions, and the addition of Carvana Co. and Zoom Video Communications, Inc., technology platform companies with appropriate annual revenues and market capitalization ranges. The Compensation Committee also approved the removal of DISH Network, Inc. and Caesars Entertainment, Inc. from the chairman/senior executive peer group as the former company was acquired, while the compensation of the latter’s executive chair was no longer reported and the addition of Avis Budget Group, Inc. and Hubspot, Inc. to the peer group as both reported compensation for the individuals serving as their executive chairs. The Compensation Committee then considered data regarding compensation for comparable executive officer positions at the following peer companies when approving executive officer compensation during 2025:
EXECUTIVE OFFICER PEER GROUP (OTHER THAN CHAIRMAN/SENIOR EXECUTIVE):

Airbnb, Inc.	Electronic Arts, Inc.	Tripadvisor, Inc.
Block, Inc.	Etsy, Inc.	Uber Technologies, Inc.
Booking Holdings, Inc.	Live Nation Entertainment, Inc.	Wayfair, Inc.
Carvana Co.	Lumen Technologies, Inc.	Workday, Inc.
Chewy, Inc.	Lyft, Inc.	Zillow Group, Inc.
DoorDash, Inc.	Pinterest, Inc.	Zoom Video Communications, Inc.
eBay, Inc.	Rocket Companies, Inc.
CHAIRMAN/SENIOR EXECUTIVE PEER GROUP:

Avis Budget Group, Inc.	Fox Corporation	Hyatt Hotels Corporation
Carnival Corporation & plc	Host Hotels & Resorts, Inc.	Netflix, Inc.
The Charles Schwab Corporation	Hubspot, Inc.	News Corporation
The Estee Lauder Companies, Inc.
Compensation Program Elements
General
The primary elements of the executive compensation program include base salary and long-term incentive compensation in the form of equity awards and, in certain instances, perquisites and other personal benefits. There are numerous dynamic factors that contribute to success at an individual and business level. The Compensation Committee sets executive compensation levels on a case-by-case basis, taking into account all factors the Compensation Committee considers relevant.

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The Compensation Committee reviews base salary and equity compensation in the first quarter of each year in view of Company and individual performance, recommendations from management and other relevant information, including compensation history and outstanding long-term incentive compensation arrangements. Following recommendations from management and input from its independent compensation consultant, the Compensation Committee may adjust compensation for our executive officers at other times during the year including when individuals are hired or appointed, when there are significant changes in their responsibilities, in connection with their entry into new or extended employment agreements or under other circumstances that the Compensation Committee considers appropriate.
Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience and the salary levels of other executives within Expedia Group and similarly situated executives at comparable companies in our respective peer groups.
Base salary is then typically reviewed annually, or at the time of the executive officer’s promotion or expansion in responsibilities, at which time management makes recommendations to the Compensation Committee based on consideration of a variety of factors, including:
•the executive officer’s target total direct compensation relative to other similarly situated executives;
•individual performance of the executive officer;
•the executive officer’s responsibilities and prior experience;
•the terms of the executive officer’s employment agreement, if any;
•general economic conditions and specific Company financial performance;
•an analysis of competitive compensation market data, when available; and
•the recommendations of the Chairman/Senior Executive and Chief Executive Officer, as applicable, other than in connection with their own compensation.
Long-Term Incentive Compensation
Long-term incentive compensation in the form of equity awards is designed to align executive compensation with the interests of our stockholders and the long-term performance of Expedia Group and is an important employee retention tool because the equity awards generally are earned and/or vest over a multi-year period, subject to continued service by the award recipient. Equity awards also endeavor to link compensation to financial performance because the value of equity awards ultimately depends on Expedia Group’s stock price and in some cases, vesting of the awards is also subject to performance conditions. The Compensation Committee typically grants equity awards to executive officers upon hire, promotion, in connection with the Compensation Committee’s annual compensation review or entry into a multi-year employment agreement. In recent years, the equity awards granted to our executive officers have primarily been in the form of time-based restricted stock units and performance-based restricted stock units.
Restricted Stock Units (RSUs)
The Compensation Committee grants RSU awards to our executive officers and other employees. RSU awards align the interests of our executive officers and other employees with those of our stockholders and help manage the dilutive effect of our long-term incentive compensation program. Our RSU awards are subject to service-based vesting conditions. RSUs granted in 2025 typically vest over a three-year period and RSUs granted before then typically vest over a four-year period. We believe that RSU awards help incentivize our executive officers and other employees to build value that can be sustained over time.

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Performance-Based Restricted Stock Units (PSUs)
The Compensation Committee also grants PSU awards subject to pre-established performance-based vesting conditions. From 2021 through 2024 the Compensation Committee granted PSUs to the Company’s travel leadership team (including our NEOs) and certain other executives, and beginning in 2025, the Compensation Committee determined that PSU awards would be reserved for members of the Company’s travel leadership team, with other executives receiving 100% of their annual equity compensation in the form of RSU awards. For 2025, all NEOs (other than our Chief Accounting Officer) received 50% of their annual equity compensation in the form of PSU awards (with the remaining 50% in RSUs, as discussed further below), while our Chief Accounting Officer, a Senior Vice President and direct report to our Chief Financial Officer, received an annual equity award composed entirely of RSU awards – consistent with Company practice for all Senior Vice Presidents.
The PSU awards that the Compensation Committee has granted to date generally have multiple-year performance periods (or multiple annual measurement periods in the case of the 2025 PSU awards), use rigorous compound annual stock price or financial metric growth rates as the performance condition, require employment through the 15th day of the second month following the end of the applicable performance period and have a maximum payout capped at 200% of target. In developing performance conditions, the performance period, the payout scale and the other terms of the PSU awards, the Compensation Committee considered competitive compensation market data, an analysis performed by its compensation consultant, and overall Company performance, with a goal of aligning incentives clearly and directly with stockholder interests.
We expect to continue to evaluate the appropriate form and mix of equity-based long-term incentive compensation awards as market conditions evolve.
Annual Review Equity Award Process
Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committee meets to review Company and individual performance and to set compensation levels. The meeting at which the Compensation Committee approves these awards is generally scheduled several months in advance and is scheduled to occur after the public disclosure of Expedia Group’s prior year financial statements.
The Compensation Committee reviews various factors considered by management when establishing Expedia Group’s equity grant pool, which generally include:
•Expedia Group’s prior-year business and financial performance;
•potential dilution rates, taking into account projected headcount changes and employee turnover;
•equity compensation utilization by technology industry peer companies;
•general economic and business conditions; and
•an analysis of competitive compensation market data regarding individual executive award values.
For specific awards granted to our executive officers, management makes recommendations based on a variety of factors, including:
•individual performance, scope of role and future potential of the individual;
•the overall size of the equity grant pool;
•individual award value relative to other Company executives for purposes of assessing internal pay equity;
•the grant date and realizable value of previous awards and amount of outstanding unvested equity awards;
•an analysis of competitive compensation market data, where comparable; and
•the recommendations of the Chairman/Senior Executive and Chief Executive Officer, as applicable, other than in connection with their own compensation.

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Other Compensation
In addition to the primary elements of compensation (base salary and long-term incentive compensation in the form of equity awards) described above, our executive officers, including our named executive officers, may also receive compensation in the following forms:
•Section 401(k) Employer Match: All U.S.-based Expedia Group employees, including our executive officers, who participate in Expedia Group’s 401(k) Retirement Program are eligible for Company matching contributions. Expedia Group matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Service limits.
•Personal Use of Corporate Aircraft: Our executive officers may receive benefits attributable to the personal use of certain aircraft, including aircraft jointly owned by Expedia Group and IAC. Pursuant to Company policy, Mr. Diller is required to travel on corporate aircraft for business and personal purposes, and our Chief Executive Officer and other senior executives are encouraged to travel on corporate aircraft for business and personal purposes when doing so would serve the interests of Expedia Group. In addition to serving general security interests, this means of travel permits Mr. Diller and other executive officers to travel non-stop and without delay, to remain in contact with Expedia Group while traveling, to change plans quickly in the event Company business requires and to conduct confidential Company business while flying, be it telephonically, by email or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller and other executives typically provide services to Expedia Group while traveling in either case. Nonetheless, the incremental cost to Expedia Group for personal travel on corporate aircraft during 2025 is reflected as compensation from Expedia Group and is taken into account in establishing his or her overall target total direct compensation package.
•Personal Security: As part of our commitment to executive safety and risk management, our Board of Directors provides security services to Mr. Diller and Ms. Gorin, which may include personal security arrangements and reimbursements for residential security systems. We believe these security measures are reasonable, necessary, and directly related to the safety and productivity of these executives, particularly given the public nature of their roles, and are authorized only after an independent, third-party assessment has deemed them necessary.
•Relocation: In connection with her relocation from the United Kingdom to Seattle (the location of the Company’s corporate headquarters) upon her appointment as Chief Executive Officer, Ms. Gorin received certain relocation benefits, which during 2025 included housing allowance payments and relocation tax support services.
In addition, in view of Mr. Diller’s senior role at both companies, Expedia Group and IAC have agreed to share certain expenses associated with the provision of personal benefits to Mr. Diller, including certain IAC-owned office space and IT equipment used by individuals who work for Mr. Diller personally. Expedia Group and IAC each cover 50% of the costs, which reflects the current allocation of actual time spent by Mr. Diller between the two companies. These uses are valued at their incremental cost to the Company or, in the case of the use of office space (where there is no discernible incremental cost), at the cost used for internal allocations of office space for corporate purposes.
The value of the additional compensation described above is reported in the "All Other Compensation" column in the "2025 Summary Compensation Table" pursuant to applicable SEC rules.
2025 Annual Compensation Review
In March 2025, the Compensation Committee conducted its annual review of executive officer compensation and approved the following compensation for our NEOs.
Base Salary
The annual base salaries for our NEOs, other than Mr. Soliday, remained unchanged. Mr. Diller’s base salary has remained at the same level since the IAC/Expedia Group Spin-Off more than 20 years ago. Mr. Soliday’s annual base salary was increased from $476,000 to $500,000, based in part on a review of an analysis of competitive compensation market data and performance among other factors. Mr. Schenkel’s annual base salary was set at $1,000,000 when his employment commenced on December 30, 2024.
The base salaries earned by our NEOs during 2025 are reflected in the “Salary” column of the “2025 Summary Compensation Table” in the section titled “Executive Compensation” below.

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Long-Term Incentive Compensation — 2025 Equity Awards
In March 2025, the Compensation Committee approved the following equity awards for our NEOs, which were granted pursuant to the Sixth Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan (the “2005 Plan”):

Name	PSU Awards (target number of shares)	RSU Awards (number of shares)

Barry Diller	19,210	19,210
Ariane Gorin	67,243	67,242
Scott Schenkel	28,313	28,312
Robert Dzielak	18,545	18,544
Lance Soliday	—	4,388
RSU Awards
The RSU Awards granted to our NEOs in March 2025 vest over three years with one-twelfth (1/12th) vesting on May 15, 2025, and an additional one-twelfth (1/12th) vesting on the 15th day of the second month of each of the subsequent 11 fiscal quarters, subject to the NEO's continued employment with Expedia Group through each vesting date. Each RSU will be settled for one share of Expedia Group’s common stock upon vesting.
PSU Awards
The PSU awards granted to our NEOs in March 2025 are subject to the following performance conditions:
•The PSU awards are to be earned over a three-year performance period from January 1, 2025, through December 31, 2027, consisting of three consecutive annual measurement periods, and any PSUs earned each year will vest in February 2028, as described below.
•The first annual measurement period is from January 1, 2025, through December 31, 2025, with the first increment of the PSU awards to be earned subject to the satisfaction of two pre-established annual financial performance metrics, each as reported in the Company’s Annual Report on Form 10-K, which are equally weighted:
◦the annual growth of Expedia Group’s 2025 revenue, and
◦the annual growth of Expedia Group’s 2025 Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”2) divided by 2025 revenue (such growth metric, “Adjusted EBITDA Margin”).
•The number of PSUs to be earned for the first annual measurement period, if any (and subject to the vesting requirement set forth below), was based on the sum of the percentage achievement to be calculated as follows:
◦in the case of the revenue growth metric, the difference between Expedia Group’s revenue for the year ended December 31, 2024 and Expedia Group’s revenue for the year ended December 31, 2025; and
◦in the case of the Adjusted EBITDA Margin growth metric, the difference between Expedia Group’s Adjusted EBITDA Margin for the year ended December 31, 2024 and Expedia Group’s Adjusted EBITDA Margin for the year ended December 31, 2025.
•Between 0% and 200% of one-third of the target number of PSUs were eligible to be earned in March 2026, upon the Compensation Committee’s certification of Expedia Group’s financial results, with the actual earned percentage determined based on the weighted sum of the achieved growth rate for each financial performance metric.
•Earned PSUs will vest in full, subject to the NEO’s continued employment with Expedia Group through the vesting date, February 15, 2028. Each earned PSU will be settled for one share of Expedia Group’s common stock upon vesting.
2 Adjusted EBITDA is defined as net income attributable to Expedia Group adjusted for, among other things, provision for income taxes, depreciation, stock-based compensation expense, and other non-cash items, as more fully described in the Company's Annual Reports on Form 10-K.

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•In March 2025, the Compensation Committee established the following performance targets for each financial performance metric for the first annual measurement period and in March 2026, the Compensation Committee approved the actual payout percentage:

Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Result	Weighted Payout

Revenue Growth (50% weighting)	3.0%	6.0%	9.0%	7.6%	153.8%
Adjusted EBITDA Margin Growth (50% weighting)	0 bps	50 bps	75 bps	233 bps	200%
				Combined Payout	176.9%
Performance results between the threshold and maximum performance levels are interpolated on a linear basis. Results below the threshold level result in no payout for the applicable metric. The Compensation Committee may exercise discretion to approve adjustments to the calculation of performance results in consideration of material events or developments during the performance period that were not contemplated when performance targets were set (such as material acquisitions or extraordinary corporate transactions or events). No discretionary adjustments were made with respect to the first annual measurement period.
•The second annual measurement period is from January 1, 2026, through December 31, 2026, and the third annual measurement period is from January 1, 2027, through December 31, 2027. The performance metrics for the second annual measurement period were established in the first fiscal quarter of 2026 and the performance metrics for the third annual measurement period will be determined in the first fiscal quarter of 2027.
•The Compensation Committee has not disclosed the specific performance targets for the second and third annual measurement periods, as those measurement periods are ongoing and disclosure of forward-looking financial targets could provide competitors with insight into the Company's strategic planning assumptions and operating expectations. The difficulty of achieving the targets for the remaining measurement periods is expected to be comparable to the first annual measurement period. The Company intends to disclose the performance targets for these measurement periods following the conclusion of each respective period.
In addition to the factors listed above with respect to the annual review of base salary and long-term incentive compensation generally, the Compensation Committee also took into account the respective contributions of our NEOs to the following significant factors when approving their 2025 equity awards:
2024 Stock Price Performance and Return of Stockholder Value
•Stock price increased approximately 22% during 2024.
•Repurchased over 12 million shares for approximately $1.6 billion.
•Reinstated quarterly cash dividend of $0.40 per share, commencing in March 2025.
2024 Financial and Operating Performance
•Booked room nights grew 9% year-over-year, with accelerating quarterly growth in the consumer business.
•Gross bookings and revenue each grew 7% year-over-year.
•Gross margins expanded approximately 170 basis points to 90%.

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•Significant earnings growth, including $1.2 billion in full-year net income compared with net income of $688 million in 2023, and record Adjusted EBITDA, with continued significant margin expansion.
•Net cash provided by operating activities grew 15% year-over-year to approximately $3.1 billion.
Strategic Initiatives
•Successfully navigated the transition to a new Chief Executive Officer and stabilized executive management.
•Realigned the Company’s organizational structure, including the introduction of brand general managers with accountability for each of our core consumer brands, which helped drive accelerating growth in bookings across Expedia, Hotels.com and Vrbo.
•Maintained leadership position in B2B travel, with 21% revenue growth in 2024.
•Scaled the Expedia Group advertising business, with 32% revenue growth in 2024.
With respect to Mr. Diller, the Compensation Committee also took into account his role in providing strategic direction for the Company, including with respect to each of the matters listed above.
The 2025 equity awards granted to our NEOs are reflected in the “Stock Awards” column of the “2025 Summary Compensation Table” and in the “2025 Grants of Plan-Based Awards Table” in the section titled “Executive Compensation” below.
2025 PSU Awards Results — First Annual Measurement Period
In March 2026, the Compensation Committee determined that, for purposes of the first annual measurement period, Expedia Group’s 2025 annual revenue growth was 7.6% and its 2025 Adjusted EBITDA margin growth was 233 basis points, resulting in a combined payout percentage of 176.9% of target. Thereupon, the Compensation Committee certified the following performance results for the first annual measurement period:

NEO*	PSU Awards (target number of shares)	PSU Awards (target number of shares allocated to first annual measurement period)	Percentage Payout (%)	Number of Units Earned

Barry Diller	19,210	6,403	176.9	11,327
Ariane Gorin	67,243	22,414	176.9	39,650
Scott Schenkel	28,313	9,438	176.9	16,694
Robert Dzielak	18,545	6,182	176.9	10,934
* Consistent with Company practice for all Senior Vice Presidents, Mr. Soliday did not receive a PSU award in connection with the 2025 annual compensation review.
The earned PSUs will vest in full, subject to the NEO’s continued employment with Expedia Group through the vesting date, February 15, 2028. Each earned PSU will be settled for one share of Expedia Group’s common stock upon vesting.
Long-Term Incentive Compensation — 2022 PSU Awards Results
In March 2022, the then-Compensation Committee completed our third cycle of performance-based equity awards by granting PSU awards to our then-executive officers. Such PSU awards were to be earned based on Expedia Group’s compound annual stock price growth rate (“CAGR”) measured over a three-year performance period using a $189.55 starting price (the 30-day trailing average trading price of Expedia Group’s common stock through February 15, 2022) and an ending price based on a 30-day trailing average trading price for such common stock through December 31, 2024, with vesting and settlement of any earned PSUs taking place on February 15, 2025 following certification of Expedia Group’s CAGR by the Compensation Committee. Between 0% and 200% of the target number of PSUs granted to each then-executive officer were eligible to vest and be settled assuming continued employment through such date and with the vesting percentage based on the applicable CAGR.

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In February 2025, the Compensation Committee determined and certified that, based on an ending price of $185.02 (the 30-day trailing average trading price of Expedia Group’s common stock through December 31, 2024), Expedia Group’s actual CAGR over the three-year performance period was less than the pre-established minimum performance level of 5% and because minimum performance had not been achieved, payout under such awards had not been earned.
Long-Term Incentive Compensation — Other Outstanding PSU Awards
Performance-based equity awards align a significant portion of our NEOs’ long-term incentive compensation to the achievement of goals that are established each year to drive long-term performance. Over the past several years, the Compensation Committee has selected and continues to select metrics for our PSU program that it believes will provide a balanced indication of Expedia Group’s success over each ensuing three-year period. After selecting the compound annual growth rate (“CAGR”) of Expedia Group’s common stock as the financial performance measure for the 2020, 2021 and 2022 PSU awards, in recent years the Compensation Committee has adjusted the design of these awards to reflect our evolving business strategy in a volatile economic environment. Including the 2025 PSU awards described above, some of our NEOs currently have three performance-based equity awards outstanding, each with the opportunity to earn up to 200% of the target number of shares.
The following table summarizes all outstanding PSU awards held by our NEOs as of December 31, 2025:

Award	Performance Metric(s)	Performance Period(s)	Current Status	Vesting Date

2023 PSUs	Stock Price CAGR	March 14, 2023 - December 31, 2025	Certified at 200% in January 2026	February 15, 2026
2024 PSUs	•50% Revenue CAGR, and •50% Adj. EBITDA CAGR	January 1, 2024 - December 31, 2026	Trending at ~125% based on performance through December 31, 2025	February 15, 2027
2025 PSUs	•50% Revenue Growth, and •50% Adj. EBITDA Margin Growth	Three annual periods: •Year 1: FY2025 •Year 2: FY2026 •Year 3: FY2027	Year 1 certified at 176.9%; Years 2-3 TBD	February 15, 2028 (all earned shares)
2023 PSU Awards
In March 2023, the Compensation Committee granted PSU awards to our then-executive officers. Such PSU awards were to be earned based on a stock price CAGR measured over a three-year performance period using a $103.10 starting price (the 10-day trailing average trading price of Expedia Group’s common stock through March 14, 2023) and an ending price based on a 30-day trailing average trading price for such common stock through December 31, 2025.
In January 2026, the Compensation Committee determined that, based on an ending price of $269.26 (the 30-day trailing average trading price of Expedia Group’s common stock through December 31, 2025), Expedia Group’s actual stock price CAGR over the three-year performance period exceeded 20% and, consequently, 200% of the target number of PSUs subject to these awards had been earned. The earned PSUs vested and were settled on February 15, 2026.
2024 PSU Awards
In March 2024, the Compensation Committee granted PSU awards to our then-executive officers. Such PSU awards are to be earned based on two equally-weighted financial performance metrics measured over a three-year performance period from January 1, 2024 through December 31, 2026:
•50% based on the compound annual growth rate (“CAGR”) of Expedia Group’s revenue, using revenue for the year ended December 31, 2023 as the base; and
•50% based on the CAGR of Expedia Group’s Adjusted EBITDA, using Adjusted EBITDA for the year ended December 31, 2023 as the base,

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with vesting and settlement of any earned PSUs taking place on February 15, 2027 following certification by the Compensation Committee. Between 0% and 200% of the target number of PSUs is eligible to vest and be settled assuming continued employment through the vesting date.
As of December 31, 2025, the potential payout with respect to the 2024 PSU awards was trending at approximately 125% of the target number of PSUs subject to these awards. Each earned PSU will be settled for one share of Expedia Group’s common stock upon vesting.
Other 2025 Compensation Actions
Whalen Transition Agreement
On November 7, 2024, Ms. Whalen entered into the Whalen Transition Agreement pursuant to which she agreed to remain with Expedia Group through February 17, 2025, to facilitate a smooth transition of her duties and responsibilities. Her employment with Expedia ended on February 17, 2025 (the "Separation Date") at which time, upon her execution of a supplemental release of claims, she became entitled to receive (in addition to the accrued obligations as defined in the Whalen Transition Agreement) the following payments and benefits consistent with the terms of her employment agreement and applicable Company plans and agreements:
•an amount equal to her then-base annual salary (less applicable tax withholding and other payroll deductions), payable in biweekly installments over a 12-month period following the Separation Date (the “Severance Period”);
•an amount equal to the cost of monthly premiums during the Severance Period with respect to COBRA continuation coverage; and
•accelerated vesting of outstanding and unvested RSU awards and outstanding and unearned and unvested PSU awards.
In consideration for these payments and benefits, Ms. Whalen agreed to continue to be bound as specified by the applicable restrictive covenants set forth in her employment agreement and the Whalen Transition Agreement. Cash payments under the severance provisions are subject to offset by any cash amounts received from other employers during the applicable payment period.
Compensation relating to the Whalen Transition Agreement is reflected in the “All Other Compensation” column of the 2025 Summary Compensation Table in the section titled “Executive Compensation” below.
Schenkel Compensation Arrangements
As described in the section titled "CFO Transition" above, Mr. Schenkel's employment with Expedia commenced on December 30, 2024, and he assumed the role of Chief Financial Officer on February 7, 2025, pursuant to the Schenkel Employment Agreement. In addition to his base salary and annual equity awards discussed above, the 2025 Summary Compensation Table reflects a signing bonus payment of $2,200,000 to Mr. Schenkel, representing the second of two installments of his aggregate $5,200,000 signing bonus as provided in the Schenkel Employment Agreement. The second installment was payable on the first anniversary of Mr. Schenkel's date of hire. Upon termination of Mr. Schenkel's employment by Expedia for cause or by him without good reason before the second anniversary of his date of hire, Expedia Group is entitled to claw back a proportionate amount of the second installment of his signing bonus payment (the same 12-month claw back mechanism applied to the first installment of the signing bonus).
In addition, pursuant to the Schenkel Employment Agreement and as previously disclosed in the Current Report on Form 8-K filed with the SEC on December 19, 2024, Mr. Schenkel received the following compensation in connection with the commencement of his employment in December 2024: (i) the first installment of his signing bonus in the amount of $3,000,000, paid on December 30, 2024 (his initial date of employment); and (ii) a new-hire RSU award covering 87,163 shares of Expedia Group common stock, granted on December 30, 2024 and vesting over approximately three years, subject to his continued employment through each vesting date. Because Mr. Schenkel did not become an NEO until his appointment as Chief Financial Officer on February 7, 2025, these amounts are not reflected in the 2025 Summary Compensation Table; however, Mr. Schenkel's new-hire RSU award (net of shares that vested during 2025) is reflected in the 2025 Outstanding Equity Awards at Fiscal Year-End Table below.

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Table of Contents	Compensation Discussion and Analysis
Dzielak Retention RSU Award
Following the departure of the Company’s Chief People Officer in October 2025, Mr. Dzielak assumed the Chief People Officer role in addition to his existing responsibilities as Chief Legal Officer and Secretary. On October 30, 2025, in response to management’s recommendation that the Company strengthen its retention objectives with respect to Mr. Dzielak’s continued employment in light of changes to the scope of his responsibilities, the Compensation Committee granted Mr. Dzielak an RSU award covering 13,824 shares of Expedia Group’s common stock pursuant to the 2005 Plan.
In determining the size and terms of the retention award, the Compensation Committee considered changes to the scope of his responsibilities, his individual performance and future potential, his total compensation relative to our other executives, the value of previous grants, the amount of his outstanding unvested equity awards and an analysis of competitive market data.
The RSU award vests in six equal quarterly installments (one-sixth each), beginning on January 15, 2026, and continuing on each subsequent April 15, July 15, October 15, January 15 and April 15 through April 15, 2027, subject to Mr. Dzielak’s continued employment with Expedia Group through each vesting date. Each vested RSU will be settled for one share of Expedia Group’s common stock upon vesting.
Other Executive Practices and Policies
Stock Ownership Policy
To further align the interests of Expedia Group senior management and Expedia Group stockholders, we maintain a Stock Ownership Policy (the “Stock Ownership Policy”), which includes the following minimum stockholding targets (the “Stock Targets”):
•the lesser of 6x base salary or 100,000 shares for the Chief Executive Officer; and
•the lesser of 3x base salary or 40,000 shares for all other Designated Executives.
The Stock Targets are established on the date an executive is first appointed as Chief Executive Officer or becomes a Designated Executive and annually thereafter on June 30 (a “Measurement Date”), based on the average closing price of our common stock from January 1 to June 30 of the applicable year. Under the Stock Ownership Policy, shares of common stock owned outright count toward compliance with the Stock Targets, but outstanding stock options (whether vested or unvested) and unvested RSUs and PSUs do not count toward compliance with the Stock Targets.
The Stock Ownership Policy also includes stock retention provisions. If a Designated Executive has not met his or her Stock Target on the most recent Measurement Date, he or she is required to retain 25% of the net shares of our common stock received from any exercised stock options or any vested RSU or PSU awards until a subsequent Measurement Date on which he or she has met his or her Stock Target (the “Holdback”). The Compensation Committee has the discretion to increase the Holdback percentage if a Designated Executive’s progress toward his or her Stock Target is deemed to not be satisfactory.
Based on the most recent measurement date of June 30, 2025, the following Stock Targets are in effect for our NEOs who remain employed by the Company and subject to the Stock Ownership Policy:

Name	Current Stock Target	Target Met?*

Barry Diller	16,257	Yes
Ariane Gorin	43,701	Yes
Scott Schenkel	17,480	No*
Robert Dzielak	16,606	Yes
Lance Soliday	8,740	Yes
(*) Mr. Schenkel, who became subject to the policy upon his appointment as CFO on February 7, 2025, remains subject to the Holdback until his Stock Target is met.

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Compensation Discussion and Analysis	Table of Contents
Insider Trading Policies
Expedia Group has adopted insider trading policies and procedures applicable to our directors, officers, employees, and other affiliated persons and entities (“Covered Persons”) and has implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq Marketplace Rules. Our Securities Trading Policy prohibits Covered Persons from trading in securities of Expedia Group and other companies while in possession of material, nonpublic information or disclosing such information to others who may trade on the basis of such information. This prohibition extends to various forms of hedging or monetization transactions. While not prohibited, pledges of Expedia Group securities by employees, including executive officers and directors, require pre-approval by Expedia Group's legal department. In addition, with respect to the Company’s trading in its own securities, it is the Company’s policy to comply with applicable federal securities laws and applicable exchange listing requirements. A copy of the Expedia Group, Inc. Securities Trading Policy is filed as Exhibit 19 to the Expedia Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026 (the “2025 Form 10-K”).
Incentive Compensation Clawback Policy
We maintain the Expedia Group, Inc. Incentive Compensation Clawback Policy (the “Clawback Policy”) to:
•satisfy the requirements of Exchange Act Rule 10D-1 and Listing Rule 5608 of the Nasdaq Stock Market by providing for the recovery from any current or former “Section 16 officer” as defined in Exchange Act Rule 16a-1(f) (“covered executives”) of any “erroneously awarded compensation” (as defined in the Clawback Policy) in the event that Expedia Group is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws (an “Accounting Restatement”); and
•permit Expedia Group to recover “incentive compensation” (as defined in the Clawback Policy) from covered executives and certain other employees (“covered persons”) where not required by Exchange Act Rule 10D-1 and Listing Rule 5608 in the event that the Compensation Committee determines that such recoupment is warranted upon an Accounting Restatement or upon misconduct resulting in a material violation of law or Expedia Group’s policies that results in significant harm to Expedia Group, taking into account such factors as the Compensation Committee deems appropriate.
The Clawback Policy superseded and replaced Expedia Group’s Incentive Compensation Clawback Policy that took effect on January 1, 2018 and applies to “incentive compensation” of covered persons on or after September 13, 2023; provided, however, that the recoupment in the Clawback Policy required by Exchange Act Rule 10D-1 and Listing Rule 5608 applies only to erroneously-awarded compensation that is “received” (as defined in the Clawback Policy) by a covered executive on or after October 2, 2023.
In addition, both time-based and performance-based equity award agreements for all employees, including our named executive officers, provide for the recovery of equity-based compensation realized during the two years prior to an employee’s termination of employment for “cause” (as defined in the applicable equity award agreement). A copy of the Expedia Group, Inc. Incentive Compensation Clawback Policy is filed as Exhibit 97 to the 2025 Form 10-K.
Compensation Risk Oversight
The Compensation Committee has oversight over the design and administration of our compensation programs, including to ensure that such programs do not promote an environment that encourages unnecessary and excessive risk taking by our employees. Based on management’s assessment and input from the Compensation Committee’s compensation consultant, the Compensation Committee does not believe that Expedia Group’s employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.
Equity Award Grant Practices
Expedia Group’s practice has been to schedule Compensation Committee meetings at which equity awards are to be granted well in advance of (and without regard to) the timing of the release of earnings or other material nonpublic information (“MNPI”). The majority of our equity awards are granted on an annual basis, typically in March. New hire and ad hoc awards are generally granted monthly throughout the fiscal year.
We have not granted stock options to our executive officers since 2018. For this reason, Expedia Group does not currently maintain a policy or practice for the timing of stock option awards in relation to the disclosure of MNPI. However, it is Expedia Group’s practice not to time the disclosure of MNPI for the purpose of affecting the value of executive compensation.

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Table of Contents	Compensation Discussion and Analysis
Tax and Accounting Considerations
Income Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its applicable covered executives. Additionally, under applicable Internal Revenue Service rules, the personal use of corporate aircraft leads to a disallowance of the deduction by Expedia Group for tax purposes of certain airplane-related costs. The Compensation Committee intends to continue to consider the potential tax impacts of its compensation decisions but believes that stockholder interests are best served if its discretion and flexibility in structuring compensation are not restricted, even though some compensation may result in non-deductible expenses.
Accounting for Stock-Based Compensation
Expedia Group follows Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) in connection with the financial reporting of our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.
Post-Employment Compensation Arrangements
Change in Control
Under the 2005 Plan, our NEOs are entitled to accelerated vesting of outstanding and unvested equity awards in the event of a change in control of Expedia Group, if certain conditions are met. Equity awards granted to executive officers are eligible for “single-trigger” acceleration upon a change in control only to the extent such awards are not converted, assumed, substituted or continued by the surviving entity, or are eligible for “double-trigger” acceleration in the event the employment of an executive officer is terminated other than for cause or disability or terminates for good reason within two years following the change in control.
See “Potential Payments Upon Termination or Change in Control” below for additional information regarding the impact of a change in control event on executive officer compensation.
Severance Arrangements
Employment Agreements
As of December 31, 2025, each of Ms. Gorin and Messrs. Schenkel and Dzielak had employment agreements with Expedia Group pursuant to which, in the event of a “qualifying termination of employment” (that is, a termination of employment without cause (other than by reason of death or disability) or for good reason) and subject to her or him, as applicable, executing and not revoking a general release of claims agreement in favor of Expedia Group and compliance with all applicable restrictive covenants:
•Expedia Group will continue to pay base salary (i) to Ms. Gorin through the longer of (x) the completion of the Gorin Employment Agreement (subject to a maximum of 36 months) and (y) 12 months (the “Gorin Continuation Period”), (ii) to Mr. Schenkel for 12 months, and (iii) to Mr. Dzielak for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period to 18 months (whether 12 or 18 months, the “Dzielak Continuation Period”);
•Expedia Group will pay a lump sum amount equal to the cost of COBRA health insurance coverage for the Gorin Continuation Period for Ms. Gorin, a period of 12 months for Mr. Schenkel and for the Dzielak Continuation Period for Mr. Dzielak; and
•all equity holdings that otherwise would have vested during the 12-month period following termination of employment will accelerate, provided that any equity awards that vest less frequently than annually will be treated as though such awards vested annually and any equity awards subject to performance conditions will vest only if and when such performance conditions are satisfied; and all vested stock options (including those accelerated) will remain exercisable through the later of 18 months following the date of termination or through the scheduled expiration date of the options.

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Compensation Discussion and Analysis	Table of Contents
Non-Competition and Non-Solicitation Provisions
Each of Ms. Gorin and Messrs. Schenkel and Dzielak will be restricted from competing with the Company and from soliciting Company employees and business partners during a period following termination of their employment for any reason. The applicable non-competition and non-solicitation period for Ms. Gorin is 18 months, for Mr. Schenkel is 12 months and for Mr. Dzielak is the Dzielak Continuation Period. In addition, Ms. Gorin’s non-competition period is to be reduced to 12 months in the event her employment terminates due to the expiration of the term of her employment agreement.
Offset Provisions
Any cash payments made in connection with the severance provisions described above will be offset by any cash amount earned from other employers during the applicable time period.
Equity Award Agreements - Death or Disability
All outstanding Company equity awards, including those held by our NEOs, provide for the accelerated vesting of unvested equity awards in the event of a termination of employment due to death or disability (as such termination of employment is described in the 2005 Plan).
Severance Guidelines
We have adopted severance guidelines for our executive officers without an employment agreement. The guidelines provide that in the event of a qualifying termination of employment of an executive at Mr. Soliday’s level and with his tenure, Expedia Group may: (i) continue to pay his base salary for six months; (ii) pay an amount equal to COBRA health insurance coverage for a period of six months; (iii) accelerate all outstanding and unvested RSU awards that otherwise would have vested during the three-month period following termination of employment; and (iv) a number of PSUs, pro-rated for each full month from the date of grant to the termination date, will remain outstanding and ultimately be settled on the original payout date, based on actual performance during the applicable performance period.
The foregoing arrangements are intended to attract and retain qualified executive officers who may have other employment alternatives that may appear to them to be less risky absent these arrangements.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in the Company’s 2026 proxy statement.
Members of the Compensation Committee:
Chelsea Clinton (Chair)
Beverly Anderson
Craig Jacobson

2026 Proxy Statement	51	Expedia Group

Executive Compensation
2025 Summary Compensation Table
The following table provides information regarding compensation for our 2025 named executive officers for the fiscal years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Barry Diller Chairman and Senior Executive	2025	466,788	—	4,482,275	672,621	5,621,684
	2024	468,577	—	6,279,120	736,825	7,484,522
	2023	465,000	—	5,932,535	821,697	7,219,232
Ariane Gorin Chief Executive Officer(1)	2025	1,254,808	—	15,689,800	647,976	17,592,584
	2024	1,126,174	—	23,123,760	684,658	24,934,592
Scott Schenkel Chief Financial Officer	2025	1,003,846	2,200,000(5)	6,606,075	10,350	9,820,271
Robert Dzielak Chief Legal & People Officer, and Secretary	2025	953,654	—	7,352,534	10,350	8,316,538
	2024	957,308	—	9,111,765	10,350	10,079,423
	2023	950,000	—	4,084,608	9,900	5,044,508
Lance Soliday Senior Vice President and Chief Accounting Officer	2025	496,015	—	767,900	9,543	1,273,458
	2024	475,287	—	799,950	10,350	1,285,587
	2023	455,125	—	671,240	9,900	1,136,265
Julie Whalen Former Chief Financial Officer	2025	124,231	—	—	1,619,438	1,743,669
	2024	957,308	—	8,329,088	10,350	9,296,746
	2023	950,000	—	5,633,861	9,900	6,593,761
(1)Ms. Gorin was appointed Chief Executive Officer on May 13, 2024. The 2024 Salary column reflects $323,289 earned under her prior U.K.-based role through May 12, 2024, plus $802,885 of pro-rata salary at her CEO annual rate of $1,250,000 from May 13, 2024 through year-end.
(2)Reflects base salary earned during the relevant fiscal year. Annualized base-salary rates in effect as of December 31, 2025 (reflecting any adjustments made during the year, typically effective April 1 of each year) were as follows: Mr. Diller: $465,000; Ms. Gorin: $1,250,000; Mr. Schenkel: $1,000,000; Mr. Dzielak: $950,000; and Mr. Soliday: $500,000. Ms. Whalen's annual base salary for 2025 through the CFO Transition Date was $950,000. For additional detail see the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Base Salary.”

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Table of Contents	Executive Compensation
(3)Reflects aggregate grant date (or modification date) fair value of awards granted or modified in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date (or modification date) fair value of awards reflects an estimate as of the grant date (or modification date) and may not correspond to the actual value recognized by the named executive officers.
With respect to the 2025 PSU awards, the performance period consists of three separate annual measurement periods (fiscal years 2025, 2026 and 2027) for which the Compensation Committee establishes performance metrics at the beginning of each respective fiscal year. Under ASC Topic 718, the grant date fair value is required to be calculated at the commencement of each annual measurement period when the applicable performance metrics and targets are approved. As a result, the grant date fair value of the 2025 PSU awards included in the “Stock Awards” column for fiscal year 2025 reflects only the value attributable to the FY2025 annual measurement period (representing one-third of the total target number of PSUs awarded). The grant date fair value attributable to the FY2026 and FY2027 annual measurement periods will be included in the “Stock Awards” column of the Summary Compensation Table for fiscal years 2026 and 2027, respectively, when the performance metrics for those periods are established.
For PSU awards with financial performance conditions, amounts are based on target performance, which represented the probable outcome of the performance conditions as of the grant date. Had the highest level of performance been assumed, the grant date fair values of such PSU awards would have been as follows:

Name	2025 PSU Awards* ($)	2024 PSU Awards ($)

Barry Diller	2,241,050	6,279,253
Ariane Gorin	7,844,900	21,979,650
Scott Schenkel	3,302,950	—
Robert Dzielak	2,163,350	6,061,854
Lance Soliday	—	358,601
Julie Whalen	—	8,329,088
* As noted above, 2025 PSU amounts reflect only the FY2025 annual measurement period (one-third of the total target PSUs).
For amounts shown in the 2024 row of the Stock Awards column, $1,144,110 / $1,199,224 / $82,748 for Ms. Gorin, Mr. Dzielak, and Mr. Soliday, respectively, represent the incremental fair value of a PSU modification previously described in the Company’s 2025 Proxy Statement.
There was no modification or incremental fair value under ASC 718 associated with the accelerated vesting of Ms. Whalen's remaining unvested RSUs that occurred in connection with her departure as CFO as described under “Compensation Discussion and Analysis—CFO Transition."
(4)The following table shows amounts included in the “All Other Compensation” column for each named executive officer in respect of 2025:

	Barry Diller	Ariane Gorin	Scott Schenkel	Robert Dzielak	Lance Soliday	Julie Whalen

Corporate Aircraft(a)	$523,284	$348,140	—	—	—	—
401(k) Company Match(b)	—	$10,500	$10,350	$10,350	$9,543	—
Personal Security(c)	$142,117	—	—	—	—	—
Relocation — Housing(d)	—	$288,000	—	—	—	—
Separation Payments(e)	—	—	—	—	—	$1,553,093
Miscellaneous(f)	$7,220	$1,336	—	—	—	$66,345
(a)Reflects the incremental cost to Expedia Group for 2025 personal use of corporate aircraft jointly owned by each of Expedia Group and IAC. The incremental cost to Expedia Group for the personal use of these aircraft by Mr. Diller and Ms. Gorin is based on the average variable operating cost to Expedia Group. Variable operating costs include fuel, certain maintenance costs, navigation fees, onboard catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours such aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use (for the jointly-owned aircraft, including repositioning flights, commonly referred to as “deadhead” flights), to derive the incremental cost. We do not include fixed costs that do not change based on usage, such as pilots’ salaries, purchase costs, insurance, scheduled maintenance and non-trip-related hangar expenses in the case of the jointly-owned aircraft. Executive officers occasionally have family members or other guests accompany them on business and personal trips, at minimal incremental cost to the Company. While travel by family members or other guests does not result in any incremental cost to the Company, such travel does result in the imputation of taxable income to such executive officers, the amount of which is calculated in accordance with applicable Internal Revenue Service regulations. See the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Other Compensation” for a description of the Company’s policy regarding the personal use of Company aircraft by executive officers.

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Executive Compensation	Table of Contents
(b)Represents matching contributions of Expedia Group pursuant to the Company’s 401(k) Retirement Savings Plan, under which Expedia Group matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Code limits.
(c)Reflects the aggregate incremental cost to Expedia Group for a personal security program for Mr. Diller, which was established in 2025 following an independent, comprehensive security assessment. The costs relate primarily to residential security measures and related professional services. Mr. Diller's personal security costs are shared equally between Expedia Group and IAC pursuant to the existing cost-sharing arrangement between the two companies, which reflects the allocation of Mr. Diller's time between the companies. The Audit Committee approved the addition of personal security as a shared cost under this arrangement, with ongoing oversight delegated to the Compensation Committee. The amount reported represents Expedia Group's 50% share of security assessment, prior security remediation, and ongoing security costs. The Compensation Committee also approved a personal security program for Ms. Gorin in 2025 following a comprehensive security assessment; no costs were incurred in respect of such program during fiscal year 2025. See the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Other Compensation.”
(d)Represents monthly housing allowance payments made to Ms. Gorin in 2025 under the terms of her employment agreement, as disclosed in the Current Report on Form 8-K filed on February 8, 2024, reflecting nine months at $32,000 per month in connection with Ms. Gorin's transition to the Company's headquarters in the United States. The housing allowance was payable for up to 18 months following Ms. Gorin's appointment as Chief Executive Officer.
(e)Represents the following amounts paid to Ms. Whalen pursuant to her employment agreement in connection with the termination of her employment with the Company on February 17, 2025 as described in the section titled "CFO Transition" in the Compensation Discussion and Analysis above:
i.Severance ($800,192): the portion of Ms. Whalen's $950,000 cash severance (salary continuation) that was paid during 2025.
ii.Interest on 409A-Delayed Payments ($724,965): upon Ms. Whalen's separation from service, the Whalen Initial RSU Award (165,078 RSUs) became vested pursuant to her employment agreement; however, settlement of the vested RSUs was delayed until the first date permitted under Section 409A of the Internal Revenue Code. Ms. Whalen was credited with interest during the approximately six-month delay period (February 17 through August 18, 2025) calculated at an annual rate of 4.34% on the value of the delayed shares.
iii.COBRA ($27,936): an amount equal to the cost of COBRA continuation coverage under the Company’s group health plans for 12 months.
(f)Miscellaneous:
i.For Mr. Diller, represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. In connection with the IAC/Expedia Group Spin-Off, Expedia Group and IAC agreed that, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources for the benefit of both companies, certain expenses associated with such usage would be shared between Expedia Group and IAC. Mr. Diller is provided with the use of certain IT equipment and support for use by certain individuals who work for Mr. Diller personally. In 2025, Expedia Group and IAC each covered 50% of these costs.
ii.For Ms. Gorin, represents tax support totaling $1,336, of which $1,003 represents the underlying cost of tax preparation services and $333 represents tax reimbursements paid by the Company on Ms. Gorin’s behalf.
iii.For Ms. Whalen, represents a payout of $66,345 for accrued but unused vacation upon the termination of her employment.
(5)Represents the second installment of a one-time signing bonus paid in connection with Mr. Schenkel's appointment as Chief Financial Officer. See "Other 2025 Compensation Actions—Schenkel Compensation Arrangements" in the Compensation Discussion and Analysis for additional detail.

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Table of Contents	Executive Compensation
2025 Grants of Plan-Based Awards
During the 2025 fiscal year, the Compensation Committee approved PSU and RSU awards for the named executive officers as follows:

Name	Award Type	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold (#)	Target (#)	Maximum (#)

Barry Diller	RSUs(1)	3/10/2025	—	—	—	19,210	3,361,750
	PSUs(2)	3/10/2025	9,605	19,210	38,420	—	1,120,525
Ariane Gorin	RSUs(1)	3/10/2025	—	—	—	67,242	11,767,350
	PSUs(2)	3/10/2025	33,622	67,243	134,486	—	3,922,450
Scott Schenkel	RSUs(1)	3/10/2025	—	—	—	28,312	4,954,600
	PSUs(2)	3/10/2025	14,157	28,313	56,626	—	1,651,475
Robert Dzielak	RSUs(1)	3/10/2025	—	—	—	18,544	3,245,200
	PSUs(2)	3/10/2025	9,273	18,545	37,090	—	1,081,675
	RSUs(3)	10/30/2025	—	—	—	13,824	3,025,659
Lance Soliday	RSUs(1)	3/10/2025	—	—	—	4,388	767,900
(1)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the vesting conditions, without taking into account shares withheld to cover taxes, if any. The RSUs vest in 12 equal installments over the three-year period beginning on May 15, 2025, and continuing with an additional one-twelfth (1/12th) vesting on the 15th day of the second month of each of the subsequent 11 fiscal quarters, subject to the executive officer's continued employment with the Company.
(2)The amounts shown in the Estimated Future Payouts under Equity Incentive Plan Awards columns reflect the range of PSUs that could be earned across the full performance period (January 1, 2025 through December 31, 2027) in the aggregate for each one-year annual measurement period during such period and represent shares of Expedia Group common stock issuable upon satisfaction of the vesting conditions, without taking into account shares withheld to cover taxes. The PSUs vest 100% on February 15, 2028, subject to continued employment. The performance period comprises three one-year annual measurement periods corresponding to fiscal years 2025, 2026, and 2027. For each annual measurement period, recipients may earn between 0% and 200% of one-third of the total target PSUs based on achievement against performance targets established by the Compensation Committee at the beginning of the applicable fiscal year. For the FY2025 annual measurement period, the performance metrics were annual growth of (i) revenue (weighted 50%) and (ii) Adjusted EBITDA margin (weighted 50%), each measured against the prior fiscal year. Performance metrics and targets for the FY2026 and FY2027 annual measurement periods will be established by the Compensation Committee in those respective years. Shares earned for each annual measurement period are certified by the Compensation Committee following the end of that period but do not vest until February 15, 2028. Consistent with the requirements of ASC 718, the amount shown in the Grant Date Fair Value of Stock Awards column reflects only the value attributable to the FY2025 Annual Measurement Period (representing one-third of the total target number of PSUs awarded), for which the grant date fair value was established on March 10, 2025.
(3)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the vesting conditions, without taking into account shares withheld to cover taxes, if any. One-sixth of the total number of RSUs vests on January 15, 2026 and an additional one-sixth vests on the fifteenth day of the first month of each subsequent quarter until the RSUs are fully vested, subject to the executive officer's continued employment with the Company.
(4)These amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 — Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. With respect to the 2025 PSU awards, because the Performance Period consists of three separate annual measurement periods for which the performance metrics are established at the beginning of each respective fiscal year, ASC Topic 718 requires that the grant date fair value be calculated at the commencement of each annual measurement period when the applicable performance metrics and targets are approved. Accordingly, the grant date fair value shown for the 2025 PSU awards reflects only the value attributable to the FY2025 annual measurement period (i.e., one-third of the total target number of PSUs). The grant date fair value attributable to the FY2026 and FY2027 annual measurement periods will be included in the Summary Compensation Table for fiscal years 2026 and 2027, respectively, when the performance metrics for those periods are established. For PSU awards, the amounts reflect the aggregate grant date fair value based on target performance, which was the probable outcome of the performance conditions as of the grant date. In each case, the fair value shown may not correspond to the actual value that will be recognized by the executive officers.

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Executive Compensation	Table of Contents
Outstanding Equity Awards at 2025 Year-End
The following table presents information concerning the RSUs and PSUs held by our named executive officers as of December 31, 2025. The market values shown in the table are based on the December 31, 2025 closing price of $283.31 per share of Expedia Group common stock. No named executive officers held stock options as of 2025 year-end; accordingly, option award columns have been omitted.

			Stock Awards
			RSUs		PSUs
Name	Grant Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Barry Diller	03/21/2022	A	2,242	635,181	—	—
	03/14/2023	A	19,702	5,581,774	—	—
	03/18/2024	A	13,257	3,755,841	—	—
	03/18/2024	B	—	—	47,138	13,354,667
	03/10/2025	C	14,408	4,081,930	—	—
	03/10/2025	D	11,327	3,209,026	12,807	3,628,351
Ariane Gorin	03/21/2022	A	717	203,133	—	—
	03/14/2023	A	8,487	2,404,452	—	—
	03/14/2023	E	54,316	15,388,266	—	—
	03/18/2024	A	46,407	13,147,567	—	—
	03/18/2024	B	—	—	165,000	46,746,150
	03/10/2025	C	50,432	14,287,890	—	—
	03/10/2025	D	39,650	11,233,345	44,829	12,700,504
Scott Schenkel	12/30/2024	F	56,656	16,051,211	—	—
	03/10/2025	C	21,234	6,015,805	—	—
	03/10/2025	D	16,694	4,729,592	18,876	5,347,760
Robert Dzielak	03/21/2022	A	717	203,133	—	—
	03/14/2023	A	6,593	1,867,863	—	—
	03/14/2023	E	42,192	11,953,416	—	—
	03/18/2024	A	12,798	3,625,801	—	—
	03/18/2024	G	9,263	2,624,301	—	—
	03/18/2024	B	—	—	45,506	12,892,305
	03/10/2025	C	13,908	3,940,275	—	—
	03/10/2025	D	10,934	3,097,765	12,364	3,502,845
	10/30/2025	H	13,824	3,916,477	—	—

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Table of Contents	Executive Compensation

			Stock Awards
			RSUs		PSUs
Name	Grant Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lance Soliday	03/21/2022	A	179	50,712	—	—
	03/14/2023	A	1,649	467,178	—	—
	03/14/2023	E	3,516	996,118	—	—
	03/18/2024	A	2,272	643,680	—	—
	03/18/2024	B	—	—	2,692	762,671
	03/10/2025	C	3,291	932,373	—	—
Julie Whalen	03/14/2023	E	58,196	16,487,509	—	—
	03/18/2024	B	—	—	62,526	17,714,241
(1) Represents the date on which the award grant was approved by the Compensation Committee.
ARSUs vest over four years in 16 equal installments with the first vest of 6.25% occurring the May 15th following the grant date and an additional 6.25% vesting on the 15th day of the second month of each of the next 15 fiscal quarters, subject to the executive officer's continued employment with the Company.
BPSUs vest 100% on February 15, 2027, subject to the satisfaction of performance conditions tied to two equally weighted financial metrics: (i) the compound annual growth rate ("CAGR") of Expedia Group's revenue and (ii) the CAGR of Expedia Group's Adjusted EBITDA, each measured over a performance period from January 1, 2024 through December 31, 2026. The number of shares shown assumes performance at maximum levels, as actual performance through December 31, 2025 exceeded the target performance level.
CRSUs vest in 12 equal installments over a three-year period, with the first installment vesting on May 15, 2025 and an additional one-twelfth (1/12th) vesting on the 15th day of the second month of each of the subsequent 11 fiscal quarters, subject to the executive officer's continued employment with the Company.
DPSUs vest 100% on February 15, 2028, subject to the satisfaction of performance conditions measured over a performance period from January 1, 2025 through December 31, 2027, consisting of three one-year annual measurement periods for each fiscal year. With respect to each annual measurement period, award recipients may earn between 0% and 200% of one-third of the total target number of PSUs based on the level of achievement against performance targets established by the Compensation Committee at the beginning of the applicable fiscal year. Earned shares are certified by the Compensation Committee following the end of each annual measurement period but do not vest until the February 15, 2028 vesting date, subject to continued employment.
The number of shares reflected in the "Number of Shares or Units of Stock That Have Not Vested" column reflects the number of PSUs earned by each NEO as certified by the Compensation Committee in March 2026 based on actual performance achievement of 176.9% of target for the first annual measurement period (fiscal year 2025). These earned shares remain subject to continued employment through the vesting date.
The number of shares reflected in the "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested" column represents the target payout for the tranches of the PSUs subject to performance targets for the second and third annual measurement periods (fiscal years 2026 and 2027), which targets were not yet established by the Compensation Committee as of December 31, 2025. The actual number of shares earned for these annual measurement periods will range from 0% to 200% of the target for each period.
EThese awards are reported above as shares that have not vested, rather than as unearned performance-based awards, because, as of December 31, 2025, the three-year performance period had ended and only service-based vesting remained. The performance metric was the Company's compound annual stock price growth rate (CAGR), measured from a $103.10 starting price (the 10-trading-day trailing average of Expedia Group's common stock price through March 14, 2023) to an ending price based on a 30-trading-day trailing average through December 31, 2025. In January 2026, the Compensation Committee certified that the Company's actual CAGR exceeded the maximum performance threshold, and 200% of the target number of PSUs vested and were settled on February 15, 2026.
FRSUs were granted in connection with Mr. Schenkel's appointment as Chief Financial Officer. Thirty-five percent (35%) of the RSUs vested on December 15, 2025, with the remainder vesting in quarterly installments: 8.75% on the fifteenth day of each of March, June, September and December 2026, and 7.50% on each of the same dates in 2027, subject to Mr. Schenkel's continued employment with the Company.
GOne-third of the total number of RSUs vests on March 15, 2025 and an additional one-third on each anniversary thereafter until the RSUs are fully vested, subject to Mr. Dzielak's continued employment with the Company.
HOne-sixth of the total number of RSUs vests on January 15, 2026 and an additional one-sixth vests on the fifteenth day of the first month of each subsequent fiscal quarter until the RSUs are fully vested, subject to Mr. Dzielak's continued employment with the Company.

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Executive Compensation	Table of Contents
2025 Stock Vested
The following table shows information regarding the vesting during 2025 of RSUs previously granted to the named executive officers. No named executive officers exercised stock options during 2025; accordingly, option exercise columns have been omitted.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Barry Diller	37,879	7,954,503
Ariane Gorin	54,137	11,253,801
Scott Schenkel	37,585	10,153,247
Robert Dzielak	24,069	4,840,574
Lance Soliday	4,342	913,883
Julie Whalen(3)	184,585	38,064,497
(1)Represents the gross number of shares acquired upon vesting of RSUs without taking into account any shares withheld to satisfy applicable tax obligations.
(2)Value realized on vesting of RSUs calculated by multiplying (i) the gross number of shares acquired upon vesting of RSUs by (ii) the closing price of Expedia Group common stock on the Nasdaq Stock Market on the vesting date, or if the Nasdaq Stock Market was closed for trading on the vesting date, the immediately preceding trading day.
(3)The amounts for Ms. Whalen include 165,078 shares acquired in connection with the accelerated vesting of the Whalen Initial RSU Award upon her departure as Chief Financial Officer on February 17, 2025 (see "Compensation Discussion and Analysis — CFO Transition"). Upon Ms. Whalen's separation from service, the Whalen Initial RSU Award became vested pursuant to her employment agreement; however, settlement of the vested RSUs was delayed until the first date permitted under Section 409A of the Internal Revenue Code, and Ms. Whalen was credited with interest during the delay period in accordance with her employment agreement. The RSUs were settled on August 18, 2025, with a corresponding value realized at vesting of approximately $34.1 million (based on the $206.67 closing price per share of Expedia Group common stock on August 18, 2025). The remaining shares represent RSU awards that vested in February 2025, including shares for which vesting was accelerated in accordance with the terms of Ms. Whalen's employment agreement. Because the acceleration of the Whalen Initial RSU Award and other equity awards was pursuant to the pre-existing terms of Ms. Whalen's employment agreement, there was no modification or incremental fair value under ASC 718, and this acceleration did not result in any additional compensation being reported in the 2025 Summary Compensation Table. The interest credited during the delay period required by Section 409A is reported in the "All Other Compensation" column of the Summary Compensation Table.

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Table of Contents	Executive Compensation
Potential Payments Upon Termination or Change in Control
Certain of our NEOs have entered into employment agreements and related equity award agreements that provide for salary continuation, accelerated equity award vesting, and other severance benefits in the event of a change in control of the Company or upon the termination of the executive’s employment with Expedia Group under specified circumstances. These plans and agreements are described below as they apply to our NEOs.
Employment Agreement Severance Provisions
As of December 31, 2025, each of Ms. Gorin, Mr. Schenkel, and Mr. Dzielak had an employment agreement with the Company (the "Executive Employment Agreements"). Neither Mr. Diller nor Mr. Soliday has an employment agreement with the Company.
Qualifying Termination
The Executive Employment Agreements provide for certain benefits in the event the executive's employment is terminated (i) by the Company without Cause (as defined below), or (ii) by the executive for Good Reason (as defined below), -- each, a "Qualifying Termination," which term excludes termination by virtue of death or disability (the consequences of which are summarized later in this section). The principal Qualifying Termination benefits corresponding to each of Ms. Gorin, Mr. Schenkel, and Mr. Dzielak, along with their applicable conditions and restrictions, are described qualitatively in the summary immediately below, while the following section, entitled "Estimated Potential Payments Upon Termination or Change in Control" includes a quantitative, tabular presentation.
Salary Continuation
Expedia Group will continue to pay base salary (in equal, biweekly installments) from the date of the Qualifying Termination (i) to Ms. Gorin through the longer of (x) the remaining term of her employment agreement (subject to a maximum of 36 months) and (y) 12 months (the "Gorin Continuation Period"), (ii) to Mr. Schenkel for 12 months, and (iii) to Mr. Dzielak for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period for Mr. Dzielak to 18 months (whether 12 or 18 months, the "Dzielak Continuation Period").
Equity Awards
All equity awards held by Ms. Gorin, Mr. Schenkel, and Mr. Dzielak that otherwise would have vested during the 12-month period following a Qualifying Termination will accelerate, with equity awards that vest less frequently than annually treated as though such awards vested annually, and with any equity awards subject to performance conditions vesting only if and when such performance conditions are satisfied. For the 2025 PSU awards, the performance period consists of three annual measurement periods, with each year's performance goals established annually by the Compensation Committee. The 12-month forward-vesting acceleration captures one-third of the total target shares; for any annual measurement period whose performance goals have been certified as of the date of termination, the accelerated shares vest at the certified performance level, while shares attributable to annual measurement periods whose performance goals have not yet been established or certified will vest only if and when such performance goals are satisfied.
COBRA Benefit
Upon a Qualifying Termination, Expedia Group will pay a lump sum amount equal to the cost of COBRA health insurance coverage for the Gorin Continuation Period for Ms. Gorin, a period of 12 months for Mr. Schenkel, and for the Dzielak Continuation Period in the case of Mr. Dzielak.
Conditions and Restrictions
The Qualifying Termination benefits described above are conditioned upon Ms. Gorin, Mr. Schenkel, and Mr. Dzielak (respectively) executing a release of claims agreement and complying with non-compete and non-solicitation restrictions during the period beginning on the Qualifying Termination date and ending after 18 months in Ms. Gorin's case (which period will reduce to 12 months in the event her employment terminates due to the expiration of the term of her employment agreement), after 12 months in Mr. Schenkel's case, and at the conclusion of the Dzielak Continuation Period in Mr. Dzielak's case.
Any cash payments made in connection with the severance provisions described above will be offset by any cash amounts earned from other employers during the applicable period.

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Executive Compensation	Table of Contents
“Cause” and “Good Reason”
The Gorin, Schenkel, and Dzielak employment agreements include substantially similar definitions of "cause" and "good reason," the material elements of which are summarized as follows:
•“Good Reason” means the occurrence of any of the following without the executive's consent: (i) the Company's material breach of any material provision of the executive's employment agreement; (ii) the material reduction in the executive's title, duties, or reporting responsibilities; (iii) a material reduction in the executive's base salary; or (iv) the relocation of the executive's principal place of employment beyond a specified distance from the Seattle metropolitan area; in each case, following a requisite notice and cure period in favor of the Company.
•“Cause” means the executive's (i) plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense; (ii) material breach of a fiduciary duty owed to the Company or any of its subsidiaries; (iii) material breach of any of the covenants made pursuant to the executive's employment agreement; (iv) willful or gross neglect of the material duties required by the executive's employment agreement; or (v) knowing and material violation of any Company policy pertaining to ethics, legal compliance, wrongdoing, or conflicts of interest, subject to certain qualifications.
Death or Disability
In the event of termination of employment due to death or disability (as such termination is described in the Expedia Group 2005 Plan), vesting of all outstanding equity awards held by Expedia Group employees, including the NEOs, will accelerate. Unvested performance stock units will accelerate based on target level performance in the event of a termination during the applicable performance period, or based on actual performance in the event of a termination at or after the end of the applicable performance period. For the 2025 performance stock unit awards that have annual measurement periods, unvested PSUs attributable to a completed annual measurement period will accelerate based on actual performance for that period, while PSUs attributable to annual measurement periods that are less than 50% elapsed or have not yet commenced will accelerate at target level performance.
Expedia Group 2005 Plan Change in Control Equity Acceleration
Pursuant to the Expedia Group 2005 Plan, in the event of a “change in control” (as defined below) of the Company, any restricted stock unit award or performance stock unit award granted under the Expedia Group Plan:
•that is not converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, will become fully vested immediately prior to the change in control such award; and
•that is converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, and if such award is held by an officer of the Company (and not the Company’s subsidiaries or affiliates) with a title of Senior Vice President or above, including each of our NEOs, upon the executive’s termination of employment during the two-year period following such change in control by the Company other than for cause or disability or by the participant for good reason (as such terms are defined in the Expedia Group 2005 Plan), will become fully vested and, in the case of RSUs will be considered earned and payable in full and will be settled in cash or shares of Expedia Group common stock as promptly as practicable, except to the extent such settlement must be delayed pursuant to the rules and regulations of Section 409A of the Code.

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Table of Contents	Executive Compensation
The Expedia Group 2005 Plan defines a “change in control” as follows:
•another party, other than Mr. Diller or his respective affiliates, acquires the beneficial ownership of at least 50% of the Company’s outstanding voting stock, with certain exceptions;
•the members of the Board as of the date the Expedia Group 2005 Plan was approved by the Board (the “incumbent Board members”) cease to constitute a majority of the Board (with replacement directors that are endorsed by a majority of the Company directors who are incumbent Board members generally counting as incumbent Board members);
•the Company consummates a merger, reorganization or consolidation with another party, or the sale or other disposition of all or substantially all of the Company’s assets or the purchase of assets or stock of another entity (“Business Combination”), unless (A) all or substantially all of the beneficial stockholders of the Company immediately prior to such Business Combination retain more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from the Business Combination in substantially the same proportions as their ownership of voting stock immediately prior to such Business Combination, (B) no person (excluding Mr. Diller and his respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from the Business Combination were incumbent Board members at the time of the initial agreement or Board action providing for such Business Combination; or
•the Company’s stockholders approve the complete liquidation or dissolution of the Company.
Restricted Stock Unit (“RSU”) Awards and Performance Stock Unit (“PSU”) Awards
Each of our NEOs held RSU awards and PSU awards that were unvested as of December 31, 2025. Other than new-hire grants or special equity awards, RSU awards held by our NEOs vest 6.25% each quarter following the grant date until fully vested. PSU awards held by our NEOs cliff vest following multi-year performance periods based on pre-established performance-based conditions. For the 2025 PSU awards, the performance period consists of three annual measurement periods, each covering one fiscal year, with the performance goals for each annual measurement period established annually by the Compensation Committee; all earned shares cliff vest at the end of the three-year period.
In the event of a change in control, these equity awards vest as described in the section above entitled "Expedia Group 2005 Plan Change in Control Equity Acceleration," and pursuant to the Company's PSU award agreements, the number of PSUs that vest is calculated at the target level if the change in control occurs before the completion of fifty percent of the applicable performance period, or at the actual performance level through the date of the change in control, if the change in control occurs after completion of fifty percent of the applicable performance period. For PSU awards with annual measurement periods, the payout level is determined separately for each annual measurement period based on the proportion of that period that has elapsed at the time of the change in control.
In the event of a Qualifying Termination, these equity awards vest as described in the section above entitled "Employment Agreement Severance Provisions," if applicable, or the section above entitled "Death or Disability" upon termination due to death or disability.

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Executive Compensation	Table of Contents
Estimated Potential Payments Upon Termination or Change in Control
The table below describes and quantifies certain amounts that would become payable to our NEOs (other than Ms. Whalen, whose actual separation payments are described below) upon certain terminations of employment or change in control events, in each case assuming that the relevant event occurred on December 31, 2025. These amounts, which exclude the effect of any applicable taxes, are based on:
•the NEO’s base salary as of December 31, 2025;
•the RSUs and PSUs held by the NEO as of December 31, 2025; and
•the closing price of Expedia Group common stock on December 31, 2025 ($283.31).
These figures are estimates of the incremental amounts that would be paid to the executive upon such an event. Any actual amounts payable can only be determined at the time of the relevant event. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon termination of employment, including payments for accrued but unpaid salary, will generally be payable to our NEOs. A narrative summary of the actual amounts received by Ms. Whalen in connection with the conclusion of her employment on February 17, 2025 immediately follows the tabular disclosure below.

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Table of Contents	Executive Compensation

Name and Benefits	Qualifying Termination(1) ($)	Qualifying Termination Plus Performance Goal(s) Satisfied(2) ($)	Death or Disability ($)	Change in Control Plus Awards Not Assumed, or Assumed and Termination w/in 2 years(3) ($)

Barry Diller
RSUs	—	—	14,054,726	14,054,726
PSUs	—	—	13,514,711	15,184,044
Total Estimated Incremental Value	—	—	27,569,437	29,238,770
Ariane Gorin
Salary Continuation	3,750,000	—	—	—
COBRA Benefit	90,173	—	—	—
RSUs	14,319,904	—	30,043,042	30,043,042
PSUs	26,621,611	15,582,050(4)	62,695,190	68,538,459
Total Estimated Incremental Value	44,781,688	15,582,050	92,738,232	98,581,501
Scott Schenkel
Salary Continuation	1,000,000	—	—	—
COBRA Benefit	21,012	—	—	—
RSUs	11,316,535	—	22,067,016	22,067,016
PSUs	4,729,592	—	10,077,352	10,077,352
Total Estimated Incremental Value	17,067,139	—	32,144,368	32,144,368
Robert Dzielak
Salary Continuation(5)	1,425,000	—	—	—
COBRA Benefit(5)	31,518	—	—	—
RSUs	8,982,910	—	16,177,851	16,177,851
PSUs	15,051,181	4,297,435(4)	25,000,178	26,611,716
Total Estimated Incremental Value	25,490,609	4,297,435	41,178,029	42,789,567
Lance Soliday(6)
RSUs	—	—	2,093,944	2,093,944
PSUs	—	—	1,377,453	1,472,787
Total Estimated Incremental Value	—	—	3,471,397	3,566,731
(1)Qualifying Termination is described in the section above titled “Employment Agreement Severance Provisions - Qualifying Termination.” “COBRA Benefit” relates to the payment upon a Qualifying Termination of a lump sum amount equal to the cost of COBRA health insurance coverage for 36 months for Ms. Gorin, 12 months for Mr. Schenkel; and the Dzielak Continuation Period for Mr. Dzielak.
(2)Represents the incremental amounts, above and beyond the corresponding amounts in the preceding "Qualifying Termination" column, payable by virtue of applicable performance goals having been satisfied at the "target level" in connection with a Qualifying Termination.

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Executive Compensation	Table of Contents
(3)Reflects accelerated vesting for awards granted to the NEOs pursuant to the Expedia Group 2005 Plan as described in the section above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration” and “Restricted Stock Unit (“RSU”) Awards and Performance Stock Unit (“PSU”) Awards.”
(4)For the 2024 PSU awards (performance period January 2024 through December 2026), the 12-month forward-vesting acceleration upon a Qualifying Termination captures two-thirds of the target shares. The amounts shown reflect the target performance level. These PSUs will vest after the end of the applicable performance period, with the number of PSUs vesting based on the Company's actual performance against applicable goals at that time.
(5)The amount of Salary Continuation and COBRA Benefit for Mr. Dzielak assumes that Expedia Group has chosen to extend the Dzielak Continuation Period to 18 months.
(6)Mr. Soliday has not entered into an employment agreement with the Company that provides for Qualifying Termination benefits; assuming however that Mr. Soliday received compensation consistent with the Company's Severance Guidelines, as described in the above section "Compensation Discussion and Analysis — Post-Employment Compensation Arrangements — Severance Guidelines", upon an assumed Qualifying Termination on December 31, 2025, he would receive the following estimated supplemental amounts: $250,000 (Salary Continuation), $15,029 (COBRA Benefit), $319,290 (RSUs), and $915,352 (PSUs); plus an additional $226,740 in respect of PSUs in the event that performance goals were satisfied.
As described above in the section titled "Compensation Discussion and Analysis — CFO Transition," Ms. Whalen's employment with the Company ended on February 17, 2025 (the "Whalen Separation Date"), whereupon she became entitled to the payments and benefits provided under her employment agreement and applicable Company agreements. In connection with her separation, Ms. Whalen received or became entitled to: (i) $950,000 in cash severance (salary continuation), payable in biweekly installments over a 12-month period; (ii) $27,936 in a lump sum amount equal to the cost of COBRA health insurance coverage for a 12-month period; and (iii) accelerated vesting of 180,812 restricted stock units. Of the 180,812 accelerated RSUs, 165,078 represented the Whalen Initial RSU Award, which became vested on the Whalen Separation Date pursuant to the terms of Ms. Whalen's employment agreement; however, because Ms. Whalen was a "specified employee" under Section 409A of the Internal Revenue Code, settlement of these shares was delayed until August 18, 2025, the first date permitted under Section 409A. Ms. Whalen was credited with $724,965 in interest during the delay period in accordance with her employment agreement. In addition, Ms. Whalen retained 60,361 unvested performance stock units at target level, comprising her 2023 and 2024 PSU awards, the vesting of which remains subject to the Company's achievement of applicable performance goals. The 2023 PSU award (29,098 target shares) was subsequently certified at 200% of target on January 27, 2026 and vested on February 15, 2026; the 2024 PSU award (31,263 target shares) remains outstanding and subject to the Company's achievement of applicable performance goals through December 31, 2026. Because the acceleration of Ms. Whalen's equity awards was pursuant to the pre-existing terms of her employment agreement, there was no modification or incremental fair value under ASC 718, and this acceleration did not result in any additional compensation being reported in the 2025 Summary Compensation Table. Compensation relating to Ms. Whalen's separation is reflected in the "All Other Compensation" column of the 2025 Summary Compensation Table.
Change in Executive Officer Leadership
As previously noted, on April 23, 2026, the Company announced that Mr. Schenkel would be stepping down from his position as Chief Financial Officer effective as of May 11, 2026 and that Derek Andersen will begin serving as the Company’s next Chief Financial Officer, succeeding Mr. Schenkel in the role effective as of May 11, 2026. See “Information Concerning Executive Officers—Future Transition in Executive Officer Leadership” herein for further discussion.

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Table of Contents	Executive Compensation
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the information below regarding the ratio of the annual total compensation of our median compensated employee to that of our Chief Executive Officer (the “CEO Pay Ratio”).
Identifying Our Median Compensated Employee
For our fiscal year 2025 pay ratio disclosure, we used the same median compensated employee that was identified for purposes of our fiscal year 2024 pay ratio disclosure. As permitted by SEC rules, a company is not required to identify a new median employee every year, provided there has been no change in its employee population or employee compensation arrangements that the company reasonably believes would result in a significant change to its pay ratio disclosure. We reviewed our employee population and compensation programs and believe there have been no such changes that would significantly affect our pay ratio disclosure.
For a description of our methodology for identifying our median compensated employee, see the CEO Pay Ratio section of our 2025 proxy statement.
Median Employee’s Total 2025 Compensation
Having identified our median compensated employee, we then calculated that employee's actual 2025 total compensation in accordance with the SEC's requirements for reporting named executive officer compensation in the 2025 Summary Compensation Table, resulting in 2025 annual total compensation of $114,597.
CEO’s Total 2025 Compensation
Ms. Gorin's 2025 annual total compensation, as reported in the 2025 Summary Compensation Table, was $17,592,584.
2025 CEO Pay Ratio
The ratio of Ms. Gorin’s annual total compensation for 2025 to the median employee's annual total compensation, determined as described above, was 154:1.
The pay ratio disclosure set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our pay ratio.

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Pay Versus Performance
SEC rules require us to provide the information below regarding compensation for our Chief Executive Officer, and our other named executive officers for each of the covered fiscal years listed below. For purposes of this disclosure, our Chief Executive Officer is referred to as our “PEO” (principal executive officer) and the other named executive officers as a group for each of the covered fiscal years are referred to as our “Non-PEO NEOs.”
Two Compensation Calculation Methodologies: SCT and CAP. SEC rules require that for each covered fiscal year, we include both (i) total compensation as calculated under SEC rules for the summary compensation table (“SCT Total”), and (ii) compensation calculated using the methodology required by the SEC, referred to as Compensation Actually Paid (“CAP”). The difference between the SCT Total and the CAP amounts for our PEO and Non-PEO NEOs relates solely to the fluctuations in the valuation of the equity component included.
Valuation of Equity for SCT and CAP Totals. For the SCT Total, the value of equity included is the fair value of equity awards granted during the relevant fiscal year (as reported in the "Stock Awards" and, if applicable, "Option Awards" columns of the summary compensation table). For the CAP total on the other hand, the value of the equity included is calculated as the sum of the following items, adjusted to deduct any values related to prior fiscal year awards forfeited during the covered fiscal year:
•Awards granted during the relevant fiscal year that were still outstanding and unvested at year’s end: the year-end fair value.
•Awards granted during prior fiscal years that were still outstanding and unvested as of the applicable year-end: the change in value as of the applicable year-end compared with the prior year-end.
•Awards granted during the relevant fiscal year that vested during such year: the value as of the vesting date.
•Awards granted during prior fiscal years that vested during the covered fiscal year: the change in value as of the vesting date compared with the prior year-end.
•Awards granted during prior fiscal years that were modified during the applicable fiscal year: the incremental fair value as of the modification date.
See Footnote 4 below for a reconciliation of 2025 SCT totals to CAP totals and details regarding the calculation of the equity components for each. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
Pay versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year(1)	SCT Total Compensation for PEO (Peter Kern)	CAP to PEO (Peter Kern)(4)	SCT Total Compensation for PEO (Ariane Gorin)	CAP to PEO (Ariane Gorin)(4)	Average SCT Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs(4)	Total Share-holder Return(2)	Peer Group Total Share-holder Return(2)	Net Income (millions)	Revenue Growth(3)

2025	N/A	N/A	$17,592,584	$70,393,447	$5,355,124	$19,048,694	$215.72	$138.27	$1,301	7.6%
2024	$485,497	($116,520,044)	$24,934,592	$37,341,056	$7,036,569	$11,479,647	$140.73	$115.41	$1,224	6.6%
2023	$1,009,900	$158,967,169	N/A	N/A	$4,998,441	$13,084,343	$114.65	$86.60	$688	10.0%
2022	$1,094,473	($235,842,293)	N/A	N/A	$7,743,883	($6,052,486)	$66.16	$59.35	$343	35.7%
2021	$296,247,749	$382,114,030	N/A	N/A	$5,343,670	$16,835,835	$136.50	$97.88	$15	65.4%

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Table of Contents	Pay Versus Performance
(1)PEOs: For 2021, 2022, and 2023, Mr. Kern was the PEO. During 2024, Mr. Kern served as PEO through May 12, whereupon he was succeeded by Ms. Gorin who served as PEO from May 13 through the remainder of the year. For 2025, Ms. Gorin served as PEO for the full year.
Non-PEO NEOs. For 2021, the Non-PEO NEOs were Messrs. Diller, Hart, Dzielak, and Soliday. For 2022, the Non-PEO NEOs were the same executives, plus Ms. Whalen. For 2023 and 2024, the Non-PEO NEOs were Messrs. Diller, Dzielak, and Soliday and Ms. Whalen. For 2025, the Non-PEO NEOs were Messrs. Diller, Schenkel, Dzielak, and Soliday, and Ms. Whalen. For 2025, both Ms. Whalen (who served as Chief Financial Officer until February 7, 2025, the date Mr. Schenkel succeeded her in that role) and Mr. Schenkel are included in the average compensation calculation for Non-PEO NEOs in accordance with SEC rules. As a result, the amounts shown for the Non-PEO NEOs in 2025 include compensation for both our former and current Chief Financial Officer, each computed on an individual basis before averaging. The average reflects the full-year impact of this CFO transition.
(2)Value of fixed investments methodology. Assumes a hypothetical $100 investment on December 31, 2020 and reflects the cumulative total return to holders of Expedia Group’s common stock and the cumulative total returns of the RDG (Research Data Group) Internet Composite Index, which is the industry peer group included in the Stock Performance Graph in our Annual Report on Form 10-K for the year ended December 31, 2025. Because this Pay Versus Performance Table covers fiscal years 2021 through 2025, the measurement point for total shareholder return has been reset to December 31, 2020 (the last trading day preceding the earliest year in the table), consistent with Item 402(v)(2)(iv) of Regulation S-K. Cumulative total shareholder return values shown in this 2026 proxy statement therefore differ from the values reported in our 2025 proxy statement, which used a measurement point of December 31, 2019.
(3)Revenue Growth. The Company-Selected Measure for 2025 is Revenue Growth, which represents the annual growth of Expedia Group's revenue calculated as the year-over-year percentage change in total revenue as reported in the Company's Annual Report on Form 10-K for each fiscal year presented. The Company changed its Company-Selected Measure from Stock Price Performance, which was used in prior years, to Revenue Growth to reflect the transition of the Company's performance share unit program to financial-metric-based performance conditions. Revenue Growth is one of the performance metrics used in the Company's 2025 PSU program (equally weighted with Adjusted EBITDA Margin Growth), and the Company considers it the most important financial performance measure used to link compensation actually paid to company performance for fiscal year 2025.
(4)Compensation Actually Paid (CAP). The dollar amounts reported represent the amount of “compensation actually paid” ("CAP"), as computed in accordance with SEC rules and do not reflect the actual amount of compensation earned or received by or paid to our named executive officers during the applicable fiscal year. For 2025, the following adjustments were made to the applicable SCT totals to calculate CAP amounts:
2025 Reconciliation of SCT Total to CAP Total — for PEO

Name	SCT Total Compensation	-	Grant Date Fair Value of Awards Granted During Year(i)	+	Value of Equity Calculated Using SEC Specified Methodology(ii)(iii)	=	CAP Total

Ariane Gorin	$17,592,584	(-)	$15,689,800	(+)	$68,490,663	(=)	$70,393,447
2025 Reconciliation of SCT Total to CAP Total — for Non-PEO NEOs (Average)

Avg. SCT Total Compensation	-	Avg. Grant Date Fair Value of Awards Granted During Year(i)	+	Avg. Value of Equity Calculated Using SEC Specified Methodology(ii)(iii)	=	Avg. CAP Total

$5,355,124	(-)	$3,841,757	(+)	$17,535,327	(=)	$19,048,694
(i)    Represents the amounts reported in the Stock Awards and, if applicable, Option Awards columns of the SCT for the applicable fiscal year. As described above with regard to the SEC’s definitions, when calculating CAP these amounts are first deducted from the SCT Total for the relevant fiscal year.
(ii) Represents the value of equity calculated according to the SEC’s specified CAP methodology. As described above, when calculating CAP for our 2025 PEO (Ms. Gorin) and the 2025 average CAP for the Non-PEO NEOs as a group, the value of included equity is calculated by adding or subtracting the various items reflected in the following tables:
2025 CAP Fair Value of Equity Calculation — for PEO

PEO	YE Value of Current Year Awards Outstanding as of YE	+	Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Change in Value as of Vesting Date for Prior Awards That Vested During the Year	+	Value as of Vesting Date for Current Year Awards That Vested During the Year	-	Value as of Prior YE for Prior Year Awards Forfeited During the Year	+	Incremental Value of Prior Year Awards Modified During the Year	=	Value of Equity for CAP Purposes

Ariane Gorin	$38,221,739	(+)	$25,928,310	(+)	$748,435	(+)	$3,592,179	(-)	—	(+)	—	(=)	$68,490,663

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Pay Versus Performance	Table of Contents
2025 CAP Fair Value of Equity Calculation — for Non-PEO NEOs (Average)

Avg. YE Value of Current Year Awards Outstanding as of YE	+	Avg. Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Avg. Change in Value as of Vesting Date for Prior Awards That Vested During the Year	+	Avg. Value as of Vesting Date for Current Year Awards That Vested During the Year	-	Avg. Value as of Prior YE for Prior Year Awards Forfeited During the Year	+	Avg. Incremental Value of Prior Year Awards Modified During the Year	=	Avg. Value of Equity for CAP Purposes

$8,480,383	(+)	$7,639,834	(+)	$1,515,968	(+)	$752,794	(-)	$853,652	(+)	—	(=)	$17,535,327
(iii) Equity valuation assumptions: Time-vested restricted share unit grant date fair values are calculated using the stock price as of the grant date. Adjustments have been made using the stock price as of year-end and as of each vesting date. For performance share units with non-market financial performance conditions (2024 and 2025 PSUs), fair values are calculated using the stock price on the applicable measurement date multiplied by the probable number of shares expected to vest, consistent with the probable outcome used for financial statement reporting under FASB ASC Topic 718. For performance share units with market conditions whose performance period has ended and the outcome has been certified (2023 PSUs as of December 31, 2025), fair values are based on the closing stock price on the measurement date multiplied by the certified payout multiplier; no Monte Carlo simulation is required because the performance outcome is fully determined. For prior fiscal years where market-condition PSU performance periods were still in progress, and for stock options outstanding in prior fiscal years, fair values were based on Monte Carlo simulations and Black-Scholes option pricing models, respectively, using updated assumptions as of the applicable measurement date. The valuation assumptions used for these calculations did not differ materially from those used at the time of grant.
Most Important Measures Linking Compensation Actually Paid During 2025 to Company Performance
The three measures listed below represent the most important financial and non-financial performance measures used to link 2025 compensation actually paid to Company performance. The Company uses two financial performance measures — Revenue Growth and Adjusted EBITDA Margin Growth, which together comprise the financial metrics for the FY2025 annual measurement period of our 2025 PSU awards — and one non-financial operational measure. For further information regarding these performance metrics and their function in our executive compensation program, please see "Compensation Discussion and Analysis."

2025 Most Important Measures

Revenue Growth
Adjusted EBITDA Margin Growth
Operational Efficiency

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Table of Contents	Pay Versus Performance
Relationship Between Compensation Actually Paid and Financial Performance Measures
The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance table above.
CAP versus Revenue Growth
CAP versus Company TSR and Peer Group TSR

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Pay Versus Performance	Table of Contents
CAP versus Net Income

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Certain Relationships and Related Person Transactions
Review of Related Person Transactions
Under the Audit Committee’s charter, related person transactions must be reviewed and approved by the Audit Committee to the extent required by SEC and Marketplace Rules. In this context, consistent with the Marketplace Rules, related persons include the Company’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). While we have no written policy, when a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of the Company and its stockholders.
The legal and accounting departments work with business units throughout the Company to identify potential related person transactions prior to execution. In addition, the Company takes the following steps with regard to related person transactions:
•On an annual basis, each director, director nominee and executive officer of the Company completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.
•Each director, director nominee and executive officer is expected to promptly notify the Company’s legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which the Company participates.
•The Company performs a quarterly search of its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•Any reported transaction that the Company’s legal department determines may qualify as a related person transaction is referred to the Audit Committee.
If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of the Company and its stockholders.
Relationships Involving Significant Stockholders, Named Executive Officers and Directors
Relationships Involving Mr. Diller
As of the date of this Proxy Statement, shares of the Company’s Class B common stock (the “Class B Shares”) were held by each of (i) grantor retained annuity trusts, over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power, (ii) a trust over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power, and (iii) The Diller - von Furstenberg Family Foundation, on whose board of directors Mr. Diller and certain of his family members serve as directors.

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Certain Relationships and Related Person Transactions	Table of Contents
Pursuant to the Second Amended and Restated Governance Agreement by and between the Company and Mr. Diller, dated as of April 15, 2019, as amended, (the "Governance Agreement") subject to limited exception, no current or future holder of the Class B Shares may participate in, or vote in favor of, or tender shares into, any change of control transaction involving at least 50% of the outstanding shares or voting power of capital stock of the Company, unless such transaction provides for the same per share consideration and mix of consideration (or election right) and the same participation rights for shares of Class B common stock and shares of Expedia Group common stock. The Company's certificate of incorporation reflects the aforementioned transfer restrictions, automatic conversion provisions and change-of-control restrictions reflected in the Governance Agreement. The Company and Mr. Diller have also agreed to the following governance and related provisions:
•Board and Executive Management Composition. Prior to Mr. Diller’s departure from all roles at the Company (“Mr. Diller’s Departure”), no more than two of Mr. Diller’s immediate family members (including Mr. Diller) will serve on the Company’s board of directors at any time. Following Mr. Diller’s Departure (a) no immediate family member of Mr. Diller will serve in an executive position at the Company or as chair of the Company’s board of directors and (b) no more than one Diller family member will serve on the board of directors at any time. The Company agreed that, following Mr. Diller’s Departure, in the event that no family member of Mr. Diller is serving on the Company’s board, the Company will nominate one Diller family member or family-designated representative to serve on the board of directors (subject to the support of two-thirds of the independent directors if the new nominee is a Diller family member), so long as Mr. Diller, his family members and certain related parties (collectively with Mr. Diller and his family members, “Diller-related persons”) in aggregate own at least 5% of the Company’s outstanding common equity or a 15% voting interest in the Company.
The following provisions apply following Mr. Diller’s Departure:
•Limitation on Voting Power of Class B Common Shares on Certain Matters. The voting percentage cast by Class B common shares held or controlled by Diller-related persons on specified matters will be limited to 20% of the total voting power of the outstanding common shares. The specified matters are (a) any merger, sale or other extraordinary transaction requiring Company stockholder approval (with any excess shares to be voted in proportion to votes cast by common shares not held by Diller-related persons) and (b) the election of any director-nominee not supported by a majority of the board of directors (with any excess shares to be voted in proportion to votes cast by common shares not held by Diller-related persons or others soliciting proxies in respect of one or more nominees not nominated by the Company’s board of directors).
•Provisions Relating to Sales of Class B Common Shares. Before any sale by Mr. Diller or other Diller-related persons of Class B common shares representing 10% or more of the Company’s total voting power, the Company will have the opportunity to offer to purchase the shares, and also to accept or reject any counteroffer that the Diller-related person may make, subject to certain procedures. If the Company does not buy the shares, the selling party will have 10 months following conclusion of the first offer process to sell or agree to sell the shares for not less than the price (if any) offered by the Company, after which the Company’s right of first offer will again apply.
•The Company agreed to cooperate reasonably in connection with any sale of Class B common shares by Mr. Diller or other Diller-related persons and to use its reasonable efforts to permit any such sale to be completed promptly. Subject to the acquiror agreeing to a customary standstill at 30% of the Company’s total voting power and absent certain fiduciary duty determinations, the Company’s obligations include granting a waiver of Section 203 of the Delaware General Corporation Law, which following the acquisition could otherwise restrict certain “business combination” transactions with the acquiror.
Relationships Involving IAC
Overview. In connection with and following the IAC/Expedia Group Spin-Off, Expedia Group and IAC entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.

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Table of Contents	Certain Relationships and Related Person Transactions
Cost-Sharing Arrangements. Mr. Diller currently serves as Chairman and Senior Executive of both Expedia Group and IAC. In connection with the IAC/Expedia Group Spin-Off, IAC and Expedia Group had agreed, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the “Shared Costs”). Shared Costs include IT costs for equipment dedicated to Mr. Diller’s use and expenses relating to Mr. Diller’s support for use by certain individuals who work for Mr. Diller personally. Costs in 2025 for which IAC billed Expedia Group pursuant to these arrangements were approximately $502,000. Expedia Group and IAC also share certain expenses for Mr. Diller's personal security, with Expedia Group and IAC each responsible for 50% of such costs. See the Summary Compensation Table for further information regarding security expenses paid by Expedia Group in 2025.
Aircraft Arrangements. Each of Expedia Group and IAC currently has a 50% ownership interest in two aircraft that may be used by both companies (the “Aircraft”). Historically, Expedia Group and IAC allocated fixed costs, including flight crew compensation and benefits, 50% to each company and shared variable costs pro-rata according to each company’s respective usage of the aircraft. In December of 2025, Expedia Group and IAC amended their cost sharing arrangement to reflect the allocation of all costs on a pro-rata basis according to each company’s respective usage of the Aircraft, with the exception of costs related to flights taken by Mr. Diller, for which each of Expedia Group and IAC continue to be responsible for 50%.
In the event Mr. Diller ceases to serve as Chairman of either Expedia Group or IAC, each of Expedia Group or IAC will have a put right (to the other party) with respect to its 50% ownership interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve month period preceding such event), in each case, at fair market value for the relevant Aircraft.
In addition, Expedia Group and IAC have entered into agreements pursuant to which Expedia Group used additional aircraft owned by a subsidiary of IAC (the “Subsidiary Aircraft”) on a cost basis through the sale of the Subsidiary Aircraft in the fourth quarter of 2025. During 2025, IAC billed Expedia Group approximately $614,000 pursuant to these agreements.
Members of the flight crew for the Aircraft are employed (and, in the case of the Subsidiary Aircraft, were employed prior to the sale of such aircraft in the fourth quarter of 2025) by an entity in which each of IAC and Expedia Group has a 50% ownership interest. Expedia Group and IAC share costs relating to flight crew compensation and benefits pro-rata according to each company’s respective usage of the Aircraft and Subsidiary Aircraft, for which they are separately billed by the entity described above. During 2025, total payments in the amount of approximately $3.5 million were made to this entity by Expedia Group.
Commercial Agreements. Since the IAC/Expedia Group Spin-Off, Expedia Group has continued to work with some of IAC’s businesses pursuant to a variety of commercial agreements. Expedia Group believes that these arrangements are ordinary course and have been negotiated at arm’s length. None of these agreements, whether taken individually or together with similar agreements, involved revenues to (or payments from) Expedia Group businesses in excess of $120,000 in 2025. In addition, in April 2026, Vrbo, a brand of Expedia Group, entered into an advertising insertion order with People, Inc., an indirect subsidiary of IAC, on standard terms and pricing, for an aggregate amount of approximately $400,000.
Office Space Lease. Expedia Group rents office space at IAC’s corporate headquarters in New York pursuant to a lease agreement that was negotiated at arm’s length. In 2025, Expedia Group paid IAC approximately $853,000 pursuant to the lease agreement.
Relationship Involving Mr. Khosrowshahi
Mr. Khosrowshahi is Uber Technologies, Inc.’s (“Uber”) Chief Executive Officer and a member of Uber’s Board of Directors. In April 2026, Expedia Group entered into a marketing partner arrangement whereby Expedia Group provides Uber with access to its global lodging inventory via an application programming interface ("API") to enable Uber to remarket the inventory on Uber’s apps and websites. To date, payments made to and received from Uber in connection with this arrangement have been less than $120,000.
The foregoing arrangements and agreements were reviewed and approved by the Audit Committee of our Board of Directors, which determined that the terms were commercially reasonable and consistent with the best interests of the Company and its stockholders.

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Other Matters
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2025, relating to Expedia Group’s equity compensation plans pursuant to which grants of stock options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(B)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders(1)	7,345,160	157.18(2)	9,394,955(3)
Equity compensation plans not approved by security holders(4)	8,200	—(5)	91,800
Total	7,353,360	—	9,486,755
(1)Information relating to the Expedia Group 2005 Plan, and the Expedia Group, Inc. Employee Stock Purchase Plans (“ESPP”).
(2)Excludes the following equity-based awards outstanding as of December 31, 2025: (i) 5,645,160 securities issuable in connection with RSUs and PSUs (assuming target level performance) for which there is no related exercise price; and (ii) grants of 19,571 cash-settled RSUs.
(3)Includes 8,578,408 securities remaining available for issuance under the Expedia Group 2005 Plan, and 816,547 securities remaining available for issuance under the ESPP as of December 31, 2025.
(4)Includes the Director Deferred Compensation Plan, under which non-employee directors may elect to defer their cash directors' fees and receive payment in either Expedia Group common stock in an amount equal to the number of shares that could have been purchased on the date such fees would otherwise have been paid, or in cash, as further described in the section above titled “Compensation of Non-Employee Directors—Non-Employee Director Deferred Compensation Plan”.
(5)Excludes outstanding share units for which there is no related exercise price.
Annual Reports
Expedia Group’s Annual Report to Stockholders for 2025, which includes Expedia Group’s Annual Report on Form 10-K for the year ended December 31, 2025 (not including exhibits) is available at www.proxyvote.com. Upon written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, Expedia Group will provide, without charge, a paper copy of the Annual Report to Stockholders for 2025. Expedia Group will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report to Stockholders for 2025, including the Annual Report on Form 10-K (with exhibits), by accessing Expedia Group’s corporate website at www.expediagroup.com or Expedia Group's filings at www.sec.gov.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice of Internet Availability of Proxy Materials or set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one copy of the Notice of Internet Availability of Proxy Materials or one set of our printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided.

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Table of Contents	Other Matters
Once you have received notice that your broker or the Company will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate copy of the Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice and/or set of our printed proxy materials, or you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials, please notify your broker if you hold your shares in street name or the Company if you are a stockholder of record. Stockholders of record can notify us by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.
Proposals by Stockholders at 2027 Annual Meeting
Stockholder proposals intended for inclusion in our 2027 proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by our Corporate Secretary at our principal executive offices at 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, no later than December 30, 2026. In accordance with our Amended and Restated By-Laws (the "By-Laws"), for director nominations, including any notice of solicitation of proxies intended to be submitted in accordance with the requirements of Rule 14a-19 of the Exchange Act, or other business to be properly brought before our 2027 annual meeting by a stockholder, the stockholder must deliver written notice meeting the requirements set forth in our By-Laws, and any other applicable legal requirements including, but not limited to, the SEC's rules and regulations including Rule 14a-19 of the Exchange Act if applicable, to our Corporate Secretary at our principal executive offices no earlier than February 17, 2027 and no later than March 19, 2027. However, if the 2027 annual meeting is held more than thirty (30) days before or more than sixty (60) days after June 17, 2027, the notice must be delivered no earlier than the close of business on the one hundred and twentieth (120th) day before the 2027 annual meeting and not later than the close of business on the later of the ninetieth (90th) day before the 2027 annual meeting or the tenth (10th) day following the day on which public announcement of the date of the 2027 annual meeting is first made.
Seattle, Washington
April 29, 2026

2026 Proxy Statement	75	Expedia Group